UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PARAMOUNT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARAMOUNT GROUP, INC.

2019
Proxy Statement and Notice of Meeting

Proxy

PARAMOUNT GROUP, INC.
1633 Broadway,
Suite 1801
New York, New York 10019

Notice of 2019 Annual Meeting of Stockholders

Date:	Thursday, May 16, 2019

Time:	10:30 a.m., Eastern Time

Place:	The Whitby Hotel, 18 West 56th Street, New York, New York

Record Date:	You may vote if you were a stockholder of record as of the close of business on March 18, 2019.

Items of Business:	1. To elect the ten director nominees named in the proxy statement, each to serve on our Board for a one-year term and until their respective successors are duly elected and qualified.

2. To hold an advisory vote on named executive officer compensation.

3. To approve an amendment and restatement of our Articles of Amendment and Restatement to add a foreign ownership limit.

4. To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

5. To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof.

Proxy Voting:

If you do not plan to attend the meeting and vote your shares of common stock in person, we urge you to vote your shares as instructed in the proxy statement. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided.

If your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted.

Any proxy may be revoked at any time prior to its exercise at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 16, 2019. The proxy statement and our 2018 Annual Report to stockholders are available at http://www.proxyvote.com.

By Order of our Board of Directors,

Gage Johnson
Senior Vice President, General Counsel and Secretary

April 5, 2019

TABLE OF CONTENTS

PARAMOUNT GROUP, INC. | 2019 Proxy Statement   i

ii   PARAMOUNT GROUP, INC. | 2019 Proxy Statement

PROXY STATEMENT

PARAMOUNT GROUP, INC.

1633 Broadway, Suite 1801, New York, New York 10019

PROXY STATEMENT

These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Paramount Group, Inc., a Maryland corporation, for use at our 2019 annual meeting of stockholders to be held on Thursday, May 16, 2019, at 10:30 a.m., local time, at the Whitby Hotel, 18 West 56th Street, New York, New York or at any postponement or adjournment of the annual meeting. References in this proxy statement to “we,” “us,” “our,” “ours” and the “Company” refer to Paramount Group, Inc., unless the context otherwise requires. This proxy statement and a form of proxy have been made available to our stockholders on the internet and the Notice of Internet Availability of Proxy Materials has been mailed to stockholders on or about April 5, 2019.

PARAMOUNT GROUP, INC. | 2019 Proxy Statement  1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the annual meeting?

Holders of record of our common stock, $0.01 par value per share, at the close of business on March 18, 2019, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

At the annual meeting, you will be asked to vote on the following proposals:

•  Proposal 1: the election of the ten director nominees named in this proxy statement to serve on our Board until our next annual meeting of stockholders and until their successors are duly elected and qualified;

•  Proposal 2: the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement;

•  Proposal 3: the approval of an amendment and restatement of our Articles of Amendment and Restatement to add a foreign ownership limit;

•  Proposal 4: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of March 18, 2019, there were 234,494,592 shares of common stock outstanding and entitled to vote at the annual meeting.

Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

What vote is required to approve each proposal?

In respect of Proposal 1, a nominee is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to the Board, subject to acceptance, and any nominee who is not yet a director must receive a majority of votes for his or her election to be affected. Our Nominating and Corporate Governance Committee is required to make a recommendation to the Board with respect to the resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and, if applicable, the Board’s reasons for rejecting the tendered resignation. The policy is described more fully

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

below under the caption “Corporate Governance Matters – Annual Elections; Majority Voting.” Abstentions and broker non-votes with respect to Proposal 1 will have no effect on the election of directors.

A majority of all of the votes cast with respect to the proposal is required for approval of each of Proposals 2 and 4. In respect of Proposals 2 and 4, abstentions and broker non-votes will have no effect on the votes for these proposals. The vote for Proposal 2 is advisory and not binding on the Board or the Company in any way.

The affirmative vote of at least two-thirds of the votes entitled to be cast on Proposal 3 will be necessary to approve the proposal. Abstentions and broker non-votes will have the same effect as votes against Proposal 3.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•  filing a written notice revoking the proxy with our Secretary at our address;

•  properly submitting to us a proxy with a later date; or

•  appearing in person and voting by ballot at the annual meeting.

If you attend the annual meeting, you may vote in person whether or not you previously have given a proxy, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee, that is, in “street name,” only that bank, broker or other nominee can revoke your proxy on your behalf.

You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the annual meeting, by attending the annual meeting and voting in person.

How do I vote?

Voting in Person at the Annual Meeting. If you hold your shares in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., and attend the annual meeting, you may vote in person at the annual meeting. If your shares are held by a bank, broker or other nominee, that is, in “street name,” and you wish to vote in person at the annual meeting, you will need to obtain a “legal proxy” from the bank, broker or other nominee that holds your shares of record.

Voting by Proxy. If your shares are registered directly in your name with our transfer agent, the Notice of Internet Availability of Proxy Materials was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

Vote online. You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have a stockholder identification number provided in the Notice of Internet Availability of Proxy Materials.

Vote by telephone. If you received printed materials, you also have the option to vote by telephone by following the “Vote by Phone” instructions on the proxy card.

Vote by regular mail. If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Proxy Materials was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form for this purpose.

Even if you plan to attend the annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

How is my vote counted?

If you authorize your proxy to vote your shares electronically via the internet or by telephone, or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted “for” the election of the nominees for the directors named in this proxy statement, “for” advisory approval of the compensation of our named executive officers, “for” an amendment and restatement of our Articles of Amendment and Restatement to add a foreign ownership limit, and “for” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

How does the Board recommend that I vote on each of the proposals?

The Board recommends that you vote:

•

FOR Proposal 1: the election of Albert Behler, Thomas Armbrust, Martin Bussmann, Colin Dyer, Dan Emmett, Lizanne Galbreath, Karin Klein, Peter Linneman, Katharina Otto-Bernstein and Mark Patterson as directors to serve on our Board until our next annual meeting of stockholders and until their successors are duly elected and qualified;

•	FOR Proposal 2: the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement;
•	FOR Proposal 3: the approval of an amendment and restatement of our Articles of Amendment and Restatement to add a foreign ownership limit;
•	FOR Proposal 4: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

What other information should I review before voting?

Our 2018 annual report, including our consolidated financial statements for the fiscal year ended December 31, 2018, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2018 annual report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which contains additional information about the Company, on our website at www.paramount-group.com or by directing your request in writing to Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019, Attention: Investor Relations. The 2018 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission (the “SEC”).

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders.

How can I change how I receive proxy materials in the future?

The Notice of Internet Availability of Proxy Materials includes instructions on how to access our proxy materials over the internet at www.proxyvote.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.

Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail, stockholders may elect to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of the annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. You can change your election by sending a blank e-mail with the 16-digit control number on your proxy card to sendmaterial@proxyvote.com, via the internet at www.proxyvote.com or by telephone at (800) 579-1639. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

PARAMOUNT GROUP, INC. | 2019 Proxy Statement  5

CORPORATE GOVERNANCE MATTERS

CORPORATE GOVERNANCE MATTERS

Corporate Governance Highlights
✓ Annual Election of All Directors	✓ Anti-Hedging and Anti-Pledging Policies
✓ 9 of 10 Director Nominees are Independent	✓ Clawback Policy
✓ Majority Voting for Directors	✓ Minimum Share Ownership Guidelines for Directors and Executive Officers
✓ Lead Independent Director	✓ No Shareholder Rights Plan
✓ Executive Sessions without Management	✓ Board and Committee Risk Oversight
✓ Annual Board and Committee Self Evaluations	✓ Code of Business Conduct and Ethics for Directors and Employees

Summary of Director Nominee Independence and Diversity

Summary of Select Director Nominee Core Competencies

Corporate Governance Guidelines

We are committed to operating our business under strong and accountable corporate governance practices. The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, Board structure, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and committees, related person transaction approval and disclosure policy, and stockholder rights plan. Our Nominating and Corporate Governance Committee is responsible for, among

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CORPORATE GOVERNANCE MATTERS

other things, assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

You are encouraged to visit the “Investors–Corporate Governance” section of our website at www.paramount-group.com to view or to obtain copies of our committee charters, Code of Business Conduct and Ethics, Corporate Governance Guidelines and stockholder communication policy. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You also may obtain, free of charge, a copy of the respective charters of our committees, Code of Business Conduct and Ethics, Corporate Governance Guidelines and stockholder communication policy by directing your request in writing to Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019, Attention: Investor Relations. Additional information relating to the corporate governance of the Company also is included in other sections of this proxy statement.

Board Leadership

Leadership Structure

Our Board currently is comprised of eight independent directors and one non-independent director with one additional independent nominee slated for election at the annual meeting. Albert Behler, our Chief Executive Officer and President, serves as Chairman of the Board. Our Board believes that the Company and our stockholders are best served by having Mr. Behler serve as Chairman and Chief Executive Officer. Mr. Behler’s over 27 years of experience leading the Company and its predecessor and significant ownership interest in the Company uniquely qualify him to serve as both Chairman and Chief Executive Officer. In addition, our Board believes that Mr. Behler’s combined role as an executive officer and the Chairman of our Board promotes unified leadership and direction for our Board and executive management, and it allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plans.

Lead Independent Director

To facilitate the role of the independent directors, the Board has determined that it is appropriate for the independent directors to appoint one independent director to serve as Lead Independent Director. The Lead Independent Director is Dan Emmett. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of our Lead Independent Director, benefits the Company and its stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations, and that no one structure is suitable for all companies. Our current Board leadership structure is optimal for us because it demonstrates to our employees and other stakeholders that the Company is under strong leadership. In our judgment, the Company, like many companies, has been well-served by this leadership structure.

The Lead Independent Director has the following responsibilities:

•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors;
•	serving as liaison between the Chairman and the independent directors;
•	approving information sent to our Board;
•	approving Board meeting agendas;
•	approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
•	if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

PARAMOUNT GROUP, INC. | 2019 Proxy Statement  7

CORPORATE GOVERNANCE MATTERS

Our Lead Independent Director also has the authority to call meetings of the independent directors. We believe that the Lead Independent Director is an integral part of the Board’s structure that promotes strong, independent oversight of our management and affairs.

Board Committees

The Board held six meetings during fiscal year 2018, and all directors attended 75% or more of the board of directors meetings and meetings of the committees on which they served during the periods they served. The Board currently has the following four standing committees:

•	Audit Committee,
•	Compensation Committee,
•	Nominating and Corporate Governance Committee; and
•	Investment and Finance Committee.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are composed exclusively of independent directors, in accordance with the New York Stock Exchange (“NYSE”) listing standards. The principal functions of each committee are briefly described below. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at www.paramount-group.com under the “Investors–Corporate Governance” section. Further, we will provide a copy of these charters free of charge to each stockholder upon written request. Requests for copies should be addressed to Gage Johnson, Senior Vice President, General Counsel and Secretary, at Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019. From time to time, the Board also may create additional committees for such purposes as the Board may determine.

Audit Committee

The Audit Committee consists of Peter Linneman (chair), Martin Bussmann and Karin Klein, each of whom is an independent director. The Board has determined that Dr. Linneman qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards and that each of the Audit Committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:

• our accounting and financial reporting processes;

• the integrity of our consolidated financial statements;

• our systems of disclosure controls and procedures and internal control over financial reporting;

• our compliance with financial, legal and regulatory requirements;

• the performance of our internal audit function; and

• our overall risk assessment and management.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee Report required by SEC regulations to be included in this proxy statement. Additional information regarding the functions performed by our Audit Committee is set forth in the Audit Committee Report.

The Audit Committee held four meetings during fiscal year 2018.

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CORPORATE GOVERNANCE MATTERS

Compensation Committee

The Compensation Committee currently consists of Lizanne Galbreath (chair), Karin Klein and Mark Patterson, each of whom is an independent director. We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•

reviewing and approving the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of other senior officers;
•	reviewing our executive compensation policies and plans;
•	implementing and administering our incentive compensation and equity-based plans;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	producing a report on executive compensation to be included in our annual proxy statement; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors. The Compensation Committee held nine meetings during fiscal year 2018.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Dan Emmett (chair), Lizanne Galbreath and Mark Patterson, each of whom is an independent director. We have adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:

•	identifying and recommending to the Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;
•	developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;
•	reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;
•	recommending to the Board nominees for each committee of the Board that is required by NYSE listing rules;
•	annually facilitating the assessment of the Board’s performance, as required by applicable laws, regulations and the NYSE corporate governance listing standards; and
•	annually reviewing and making recommendations to the Board regarding revisions to the Corporate Governance Guidelines and the Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee held six meetings during fiscal year 2018.

Investment and Finance Committee

The Investment and Finance Committee consists of Albert Behler (chair) and Thomas Armbrust. If Mr. Armbrust is unavailable, Dan Emmett would serve in his place. This committee is responsible for approving certain material acquisitions, dispositions and other investment and financing decisions of the Company. Our Investment and Finance Committee held four meetings during fiscal year 2018.

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CORPORATE GOVERNANCE MATTERS

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors serving on the Board and all directors serving on the Board committees (other than the Investment and Finance Committee) must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. The Board has determined affirmatively, based upon its review of all relevant facts and circumstances and after considering all applicable relationships of which the Board had knowledge, between or among the directors and the Company or our management, that each of the following directors and director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE: Thomas Armbrust, Martin Bussmann, Colin Dyer, Dan Emmett, Lizanne Galbreath, Karin Klein, Peter Linneman, Katharina Otto-Bernstein and Mark Patterson. Some of the relationships considered by our board of directors are described in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions” and, in connection with Ms. Otto-Bernstein and Mr. Armbrust, the board of directors also considered the direct and indirect interests Ms. Otto-Bernstein and Mr. Armbrust held in the Company’s real estate funds and the distributions made by those funds.

Director Compensation

The Board has established a compensation program for our non-employee directors. Under this program, we pay the following fees to our nonemployee directors on a quarterly basis, in cash:

•	an annual retainer of $65,000;
•	an additional annual retainer of $50,000 to our lead director (Dan Emmett);
•	an additional annual retainer of $15,000 to each committee chair; and
•	an additional annual retainer of $5,000 to each committee member.

We will also reimburse each of our directors for his or her travel expenses incurred in connection with his or her attendance at full Board and committee meetings. No additional compensation is received by the members of our Investment and Finance Committee. Directors of the Company who are also employees receive no additional compensation for their services as directors.

In order to encourage our non-employee directors to acquire a significant equity stake in us and to align our non-employee directors and stockholders, at each annual stockholder meeting we will grant each of our non-employee directors LTIP units or shares of restricted common stock under our 2014 Equity Incentive Plan with a value of $110,000 which will vest upon the earlier of the anniversary of the date of grant or the next annual stockholder meeting. The following table sets forth information regarding the compensation paid to our non-employee directors during the fiscal year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Thomas Armbrust	$65,000	$110,004	$175,004
Martin Bussmann	70,000	99,004	169,004
Dan Emmett	130,000	99,004	229,004
Lizanne Galbreath	85,000	99,004	184,004
Karin Klein	75,000	99,004	174,004
Peter Linneman	80,000	99,004	179,004
Katharina Otto-Bernstein	65,000	99,004	164,004
Mark Patterson(2)	46,566	61,878	108,444
David O'Connor(3)	28,434	37,125	65,559

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CORPORATE GOVERNANCE MATTERS

(1)

On May 17, 2018, we granted 7,634 LTIP units to each of Messrs. Bussmann, Emmett, Linneman and Patterson and Mmes. Galbreath, Klein and Otto-Bernstein, and 7,634 shares of restricted stock to Mr. Armbrust, under our 2014 Equity Incentive Plan. Such awards will vest if they remain on our Board until the 2019 annual meeting. Amounts shown reflect the aggregate grant date fair value of LTIP units or shares of restricted stock issued to each director as determined pursuant to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 “Compensation—Stock Compensation” (“ASC Topic 718”), disregarding the estimate of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. As of December 31, 2018, each of Messrs. Bussmann, Emmett, Linneman and Patterson and Mmes. Galbreath, Klein and Otto-Bernstein held 7,634 unvested LTIP units that had been granted by us as director compensation. As of December 31, 2018, Mr. Armbrust held 7,634 unvested shares of restricted stock that had been granted by us as director compensation.

(2)	Mr. Patterson was elected to serve as a director beginning May 17, 2018 from and after the 2018 annual stockholder meeting.
(3)	Mr. O’Connor served as a director through May 17, 2018.

Code of Business Conduct and Ethics

Our Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our directors or officers may be made only by our Board or our Nominating and Corporate Governance Committee and will be promptly disclosed as required by law or NYSE regulations. We intend to disclose on our website any amendment to, or waiver of, any provisions of our Code of Business Conduct and Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

Communications with the Board

We have a process by which stockholders and other interested parties may communicate with the non-employee directors, both individually and as a group, through the Board’s Lead Independent Director. In cases where stockholders or other interested parties wish to communicate directly with non-employee directors, messages can be sent in writing or by email to: Lead Independent Director, Paramount Group, Inc., c/o Navex Ethics Hotline (“Navex”) using the following link: www.paramount-group.ethicspoint.com, or any other link to or toll-free number of a third party reporting service approved by the Lead Independent Director from time to time and posted on our website or otherwise appropriately disseminated. Navex acts as agent for the Lead Independent Director in facilitating direct communications to him and any other non-employee directors he requests. Any such communications may be made anonymously.

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CORPORATE GOVERNANCE MATTERS

Audit Committee Complaint Procedures

Our Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so in writing to the Chairperson of our Audit Committee, c/o Navex using the following link: www.paramount-group.ethicspoint.com, or the toll-free number provided in the link, or any other link to or toll-free number of a third party reporting service approved by the Chairperson of the Audit Committee from time to time and posted on our website or otherwise appropriately disseminated. Any such communications may be made anonymously.

Director Attendance at Annual Meetings

We encourage each member of the Board to attend each annual meeting of stockholders. All of our directors serving at that time, except Mr. O’Connor, attended the annual meeting of stockholders held on May 17, 2018.

Identification of Director Candidates

Our Nominating and Corporate Governance Committee assists the Board in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and recommends director nominees to the Board to be considered for election at our annual meeting of stockholders. Our Nominating and Corporate Governance Committee has adopted a written policy on the criteria and process of identifying and reviewing director candidates.

At a minimum, the Nominating and Corporate Governance Committee must be satisfied that each director candidate (i) has experience at a strategic or policymaking level in a business, legal, accounting, government, non-profit or academic organization of high standing, (ii) is highly accomplished in his or her respective field, (iii) is well regarded in the community and shall have a reputation for the highest ethical and moral standards and (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve.

In addition to the minimum qualifications for each nominee set forth above, the Nominating and Corporate Governance Committee must recommend that the Board select persons for nomination to help ensure that (i) a majority of the Board will be “independent” in accordance with the standards established pursuant to Section 303A of the NYSE Listed Company Manual, (ii) each of its Audit, Compensation and Nominating and Corporate Governance Committees will be comprised entirely of independent directors and (iii) at least one member of the Audit Committee will have accounting or related financial management expertise.

Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Nominating and Corporate Governance Committee may, but is not required to, consider (i) whether the nominee has direct experience in the real estate industry, particularly in the office real estate industry, or in the markets in which the Company operates, and (ii) whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. Any recommendations by stockholders are to follow the procedures outlined under “Stockholder Proposals” in this proxy statement and should provide the reasons

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CORPORATE GOVERNANCE MATTERS

supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee.

As previously disclosed, we have entered into a stockholders agreement with Maren Otto, Katharina Otto-Bernstein and Alexander Otto providing these members of the Otto family with the right, collectively, to designate up to three director nominees to our Board. The number of director nominees that these members of the Otto family will have the right to designate may be reduced in the future based on reductions in the percentage of our total outstanding common stock owned by these individuals, their lineal descendants or entities they own or control collectively. Albert Behler, Thomas Armbrust and Katharina Otto-Bernstein have been designated for nomination to our Board pursuant to the stockholders agreement.

Executive Sessions of Non-Management Directors

Our Corporate Governance Guidelines require the non-management directors serving on the Board to meet at regularly scheduled executive sessions without management participation and to hold an executive session at least once each year with only independent directors present. In accordance with such requirement, our non-management directors and/or our independent directors meet in executive sessions from time to time on such a basis. The executive sessions are chaired by our Lead Independent Director.

Annual Elections; Majority Voting

Each of our directors will be elected by our stockholders to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualified. Our bylaws provide for majority voting in uncontested director elections. Pursuant to our bylaws, in a contested election, directors are elected by a plurality of all of the votes cast in the election of directors, and in an uncontested election, a director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to our Board, subject to acceptance. Our Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the resignation, or whether other action should be taken. Our Board will then act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who tenders his or her resignation will not participate in our Board’s decision.

Anti-Hedging and Anti-Pledging Policy

None of our executives have engaged in any hedging transactions with respect to our stock and none of our executives have engaged in any pledging transactions with respect to our stock except as noted in “Security Ownership of Certain Beneficial Owners and Management”. Under our anti-hedging policy no executive or director may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time unless such transaction has been approved by the Nominating and Corporate Governance Committee.

We also have an anti-pledging policy whereby no executive or director may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee.

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CORPORATE GOVERNANCE MATTERS

Minimum Share Ownership Guidelines for Executive Officers and Directors

We have adopted minimum stock ownership guidelines that require each executive officer to maintain a minimum number of shares of our common stock (including operating partnership units and LTIP units) having a value equal to or greater than a multiple (six times, in the case of our Chief Executive Officer, and three times, in the case of all other Section 16 executive officers) of such executive officer’s base salary. Each executive officer must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for executive officers in place at that time) and the date of such officer’s appointment (for subsequently appointed executive officers), and until such time as the executive officer achieves such minimum, he or she must retain 50 percent of the value of any vested award, net of taxes.

We have adopted minimum stock ownership guidelines that require our independent directors to hold a number of shares of our common stock (including operating partnership units and LTIP units) having a market value equal to or greater than five times the portion of the annual base retainer which is eligible to be paid in cash. Each independent director must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for directors in place at that time) and the date of such director’s election to our Board (for subsequently appointed directors) to attain compliance with the stock ownership requirements.

Risk Oversight

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board also is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee oversight of the Company’s risk management process. Among its duties, the Audit Committee reviews with management (a) the Company policies with respect to risk assessment and management of risks that may be material to the Company, (b) the Company’s system of internal controls over financial reporting and (c) the Company’s compliance with legal and regulatory requirements. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

In addition, the Compensation Committee considers the risks to the Company’s stockholders and to achievement of our goals that may be inherent in the Company’s compensation program.

The Company’s management is responsible for day-to-day risk management, including the primary monitoring and testing function for companywide policies and procedures, and management of the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of nine members, but the board has approved to expand the Board to ten members from and after the calling to order of the Annual Meeting in order to permit the stockholders to elect a slate of ten directors for the upcoming term. Each member of the Board is serving (or will serve) for a term of one year and until his or her successor is duly elected and qualified. Their term expires at each annual meeting of stockholders. Our charter and bylaws provide that a majority of the Board may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the Maryland General Corporation Law which is one and, unless our bylaws are amended, more than ten.

At the 2019 annual meeting, all of the directors will be elected to serve until the 2020 annual meeting and until their successors are duly elected and qualified. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Albert Behler, Thomas Armbrust, Martin Bussmann, Colin Dyer, Dan Emmett, Lizanne Galbreath, Karin Klein, Peter Linneman, Katharina Otto-Bernstein and Mark Patterson to serve as directors. Each of these nominees, other than Mr. Dyer, is a current director of the Company. Mr. Dyer was recommended to the Nominating and Corporate Governance Committee to serve as a Director by our Chairman. The Board anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board may select.

Our bylaws provide for majority voting in uncontested director elections. Pursuant to our bylaws, in an uncontested election a director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to our Board, subject to acceptance, and any nominee who is not yet a director must receive a majority of votes for his or her election to be effected. Our Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the resignation, or whether other action should be taken. Our Board will then act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualified. The director who tenders his or her resignation will not participate in our Board’s decision.

We will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal.

The Board unanimously recommends that you vote FOR each of its director nominees.

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PROPOSAL 1: ELECTION OF DIRECTORS

Information Regarding the Director Nominees

The following table and biographical descriptions set forth certain information with respect to each nominee for election as a director at the 2019 annual meeting, based upon information furnished by each director. The biographical information includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board that such person should serve as a director.

Name	Age	Position
Albert Behler	67	Chairman, Chief Executive Officer and President
Thomas Armbrust	66	Director
Martin Bussmann	67	Director
Colin Dyer	66	Director
Dan Emmett	79	Director
Lizanne Galbreath	61	Director
Karin Klein	47	Director
Peter Linneman	68	Director
Katharina Otto-Bernstein	54	Director
Mark Patterson	58	Director

Albert Behler

Mr. Behler has been our Chairman, Chief Executive Officer and President since 2014. Mr. Behler joined our company in October 1991 as President and Chief Executive Officer, where he oversaw all of the acquisitions and dispositions that produced our current portfolio of assets. Prior to joining our company, Mr. Behler held various leadership positions at Thyssen, a German multinational conglomerate that he joined in 1973. He ran Thyssen Saudia Company, Ltd as Managing Director and was President of Thyssen Rheinstahl in Atlanta, Georgia from 1985 to 1991. In his positions with Thyssen, Mr. Behler was responsible for, among other duties, the acquisition, financing, development and disposition of more than ten million square feet of commercial real estate in various countries. Mr. Behler’s board and association memberships presently include serving as a member of The Real Estate Roundtable, Washington, D.C.; a member of the Board of Governors of the Real Estate Board of New York; a member of the Urban Land Institute, a member of the American Council on Germany’s Business Advisory Committee; and a member of the Board of Directors of Citymeals-on-Wheels. Mr. Behler is also a former member of the Executive Committee of the Greenprint Foundation and the Board of Directors of the ULI Greenprint Center for Building Performance, and a former Chairman of the Association of Foreign Investors in Real Estate (AFIRE). Mr. Behler studied law at the University of Cologne and graduated from Georgia State University with a Master’s degree in Business Administration.

Thomas Armbrust

Mr. Armbrust has been a member of our Board since 2014. Mr. Armbrust has been the Managing Director of CURA Vermögensverwaltung, a real estate management firm, since 1992. From 1985 to 1992, Mr. Armbrust was Vice President Tax, Accounting, Reporting and M&A of Gruner & Jahr Publishing Group, Hamburg. Prior to that, Mr. Armbrust held various other finance positions since 1977. Mr. Armbrust serves as a member of the supervisory board of Deutsche EuroShop AG, a public German real estate stock company, as a member of the supervisory board of Otto Versand, an international retailer, and as chairman of the supervisory board of ECE Projektmanagement, an international shopping center manager and developer. Mr. Armbrust also serves as a director of certain of the entities comprising our predecessor entities and their affiliates. Mr. Armbrust studied national economics and received his Masters of

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Economics from the University of Mainz. Mr. Armbrust was selected to serve on our Board based on his extensive experience in the real estate industry, his background in finance and his extensive knowledge of the Company.

Martin Bussmann

Dr. Bussmann has been a member of our Board since March 2016. Dr. Bussmann has been a Trustee of the Mannheim Trust in New York since 1998, responsible for the investment and management of its assets in real estate, private equity and financial investments in public equity and fixed income. He also serves as director or manager of a number of the Mannheim Trust portfolio companies, including Mannheim Holdings LLC and Mannheim Real Estate LLC and their subsidiaries. He was a board member of the private Cellwar Holding AG in Switzerland and since its reorganization is President of Rhodanie Investment AG. From 1998 to 2005, he was Co-Trustee of the Marico Trust in New York, and from 1995 to 1998 he was manager of Margna SA/Margna Holding SA, a Luxembourg company that invested in European blue chip stocks. Prior to these positions, from 1980 until 1994, Dr. Bussmann spent 15 years in the pharmaceutical and chemical industries in Germany and the United States, at Knoll AG, Abbott Laboratories, BASF AG and BASF Corporation. Dr. Bussmann received his Dr. juris utriusque degree from Heidelberg University and in 1977 was a Visiting Scholar at Harvard Law School. Dr. Bussmann was selected to serve on our Board based on his extensive experience in industries other than real estate, his background in finance and his senior leadership background.

Colin Dyer

Mr. Dyer is a nominee for election to our Board at the annual meeting. He is Chairman of the Supervisory Board of Unibail-Rodamco S.E., a publicly traded global developer and operator of flagship shopping destinations, and has been Chairman of its Governance, Nomination and Remuneration Committee since April 25, 2017.  Prior to that, Mr. Dyer was the President and Chief Executive Officer of JLL Incorporated from 2004 to 2016, and a member of the board of directors from 2004 to 2017.  He was also formerly Chief Executive Officer of Worldwide Retail Exchange, Chief Executive Officer of Courtaulds Textiles, and a consultant at McKinsey & Company.   Mr. Dyer holds a Bachelor of Science in Mechanical Engineering from Imperial College London and a Master of Business Administration from INSEAD. Mr. Dyer was selected to serve on our Board based on his extensive experience in the real estate industry as well as his senior leadership background.

Dan Emmett

Mr. Emmett has been a member of our Board since 2014. Mr. Emmett has served as the chairman of the board of directors of Douglas Emmett, Inc., a publicly-traded high-quality office and multifamily property REIT, since its inception in 2006. Mr. Emmett co-founded the predecessors of Douglas Emmett, Inc. in 1971 and 1991. Mr. Emmett received his bachelor’s degree from Stanford University and his Juris Doctorate from Harvard University. Mr. Emmett was selected to serve on our Board based on his extensive experience in the real estate industry as well as his senior leadership background.

Lizanne Galbreath

Ms. Galbreath has been a member of our Board since 2014. Ms. Galbreath has been the Managing Partner of Galbreath & Company, a real estate investment firm, since 1999. From April 1997 to 1999, Ms. Galbreath was Managing Director of LaSalle Partners/Jones Lang LaSalle, a publicly-traded real estate services and investment management firm, where she also served as a director. From 1984 to 1997, Ms. Galbreath served as a Managing Director, then Chairman and Chief Executive Officer, of The Galbreath

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PROPOSAL 1: ELECTION OF DIRECTORS

Company, the predecessor entity of Galbreath & Company. Ms. Galbreath has been a member of the board of directors of Marriott Vacations Worldwide, a leading provider of professionally delivered vacation experiences, since May 2016. She was director of Starwood Hotels & Resorts Worldwide, Inc., a publicly-traded hotel and leisure company, from 2005 to September 2016. Ms. Galbreath is also a past chair of the University of Pennsylvania Wharton School of Business Real Estate Advisory Board, a past member of the board of Grosvenor Americas, and a past trustee of the Urban Land Institute. She currently is on the Americas Executive Committee of ULI. Ms. Galbreath received a Masters of Business Administration from The Wharton School at the University of Pennsylvania and a Bachelor of Arts from Dartmouth College. Ms. Galbreath was selected to serve on our Board based on her extensive experience in the real estate industry as well as her senior leadership background.

Karin Klein

Ms. Klein has been a member of our Board since March 2016. Ms. Klein has been a founding partner of Bloomberg Beta, a venture capital firm which invests in early stage technology companies that make businesses work better, since 2013. Prior to launching Bloomberg Beta, Ms. Klein led new initiatives at Bloomberg L.P. from 2010 to 2013. Before joining Bloomberg L.P., from 2000 to 2010, Ms. Klein served in various roles at SoftBank, a global company which provides information technology and telecommunication services. Previously, she also held various investing and operating roles at several investment companies and co-founded a children’s education business. Ms. Klein also has served on the board of trustees of Harvey Mudd College since 2016. Ms. Klein graduated summa cum laude, Phi Beta Kappa, and as a Joseph Wharton Scholar with a Master of Business Administration and a Bachelor of Science from The Wharton School and a Bachelor of Arts from the Annenberg School for Communication at the University of Pennsylvania. Ms. Klein was selected to serve on our Board based on her extensive experience outside the real estate industry, particularly in technology-related industries, and her senior leadership background.

Peter Linneman

Dr. Linneman has been a member of our Board since 2014. From 1979 to 2011, Dr. Linneman was a Professor of Real Estate, Finance and Public Policy at the University of Pennsylvania, Wharton School of Business and is currently an Emeritus Albert Sussman Professor of Real Estate there. Dr. Linneman is also currently a principal of Linneman Associates, a real estate advisory firm, and a principal of American Land Funds, a private equity firm. Dr. Linneman has served on over 20 public and private company boards, including serving as chairman of the board of Rockefeller Center Properties, Inc., a REIT, as a member on the board of trustees of Equity Commonwealth (formerly known as CommonWealth REIT), a publicly-traded REIT, and as a member of the board of directors of Regency Centers Corporation, a publicly-traded REIT. Dr. Linneman is also currently serving as an independent director of AG Mortgage Investment Trust, Inc., a publicly-traded REIT. Dr. Linneman previously served as a director of Equity One, Inc., prior to its merger with Regency Centers Corporation, Bedford Property Investors, Inc., Atrium European Real Estate Ltd, and JER Investors Trust, Inc., a finance company that acquires real estate debt securities and loans. Dr. Linneman holds both Masters and Doctorate degrees in economics from the University of Chicago and a Bachelor of Arts degree from Ashland University. Dr. Linneman was selected to serve on our Board based on his experience over many years in financial and business advisory services and investment activity and his experience as a member of numerous public and private boards, including many real estate companies.

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Katharina Otto-Bernstein

Ms. Otto-Bernstein has been a member of our Board since 2014. Ms. Otto-Bernstein is an award winning, Emmy-nominated writer and film maker, who began her career as a journalist. Currently, she is the President of Film Manufacturers Inc., an international production company specializing in the development, production and co-production of high quality fiction and non-fiction motion pictures, as well as selected works for stage and print, a position which she has held since 1992. Ms. Otto-Bernstein is also a principal owner of ECE Projektmanagement, an international shopping center manager and developer, and a member of the board of directors of CURA Vermögensverwaltung, a real estate management firm. Ms. Otto-Bernstein is the chair of the Dean’s Council of the Columbia University School of the Arts and was awarded the Columbia University Alumni Medal of Achievement in 2009. She is also a member of the board of directors of the Metropolitan Opera and of the International Council of the Guggenheim Museum and served for ten years on the board of the Wildlife Conservation Society. Ms. Otto-Bernstein received a Bachelor of Arts from Columbia College in philosophy and political science and a Masters of Fine Arts in film from Columbia University. Ms. Otto-Bernstein was selected to serve on our Board based on her significant ownership interest in the Company and experience in the real estate industry.

Mark Patterson

Mark R. Patterson has been a member of our Board since 2018. Mr. Patterson has, since 2010, been President of MP Realty Advisors, LLC, and serves as a real estate consultant and financial advisor. He is also an Advisory Director of Investcorp, Inc. From August 2010 until January 2015, Mr. Patterson served as Chief Executive Officer of Boomerang Systems, Inc. In August 2015, Boomerang Systems, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Until January of 2009 Mr. Patterson was a Managing Director and the Head of Real Estate Global Principal Investments at Merrill Lynch where he oversaw the real estate principal investing activities of the firm. Mr. Patterson joined Merrill Lynch in April 2005 as the Global Head of Real Estate Investment Banking and in 2006 also became the Co-Head of Global Commercial Real Estate which encompassed real estate investment banking, principal investing and mortgage debt. Prior to joining Merrill Lynch, he served as the Global Head of Real Estate Investment Banking at Citigroup from 1996 until 2005. Mr. Patterson currently serves on the board of directors for UDR, Inc. and Digital Realty Trust, Inc., and is chairman of the board of directors of Americold Realty Trust, Inc. He is a former director of GGP, Inc. Mr. Patterson also serves on the board of the William & Mary Foundation. Throughout his career, Mr. Patterson has been involved in a variety of financing and investing activities spanning virtually all types of real estate in most major global property markets. He has a Bachelor of Business Administration degree from the College of William and Mary, and a Master of Business Administration degree from the Darden School of Business at the University of Virginia. He is also a Certified Public Accountant. Our Board selected Mr. Patterson to serve as director because it believes he possesses valuable financial and real estate industry expertise, including extensive experience working with public companies in the real estate industry, as well as experience on the boards of directors of public companies and his senior leadership background.

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PROPOSAL 1: ELECTION OF DIRECTORS

Biographical Information Regarding Executive Officers Who Are Not Directors

As of the date of this proxy statement, our executive officers who are not directors are as follows:

Name	Age	Position
Wilbur Paes	41	Executive Vice President, Chief Financial Officer and Treasurer
Peter Brindley	42	Executive Vice President, Leasing
David Zobel	33	Executive Vice President, Head of Acquisitions
Gage Johnson	57	Senior Vice President, General Counsel and Secretary

Wilbur Paes

Mr. Paes has been our Executive Vice President, Chief Financial Officer and Treasurer since March 2016. Before being appointed Executive Vice President, Chief Financial Officer and Treasurer, Mr. Paes was our Senior Vice President, Chief Accounting Officer since 2014. Prior to joining our executive management team in 2014, Mr. Paes was a Senior Vice President at Vornado Realty Trust, a publicly traded REIT, where he spent over 11 years and held a myriad of positions in accounting and finance. Prior to that, Mr. Paes worked for the international public accounting firms of KPMG LLP and Arthur Andersen LLP, where he served some of the firms’ largest real estate clients. Mr. Paes graduated from Queens College of the City University of New York with a Bachelor of Arts degree in Accounting and Information Systems. He is a Certified Public Accountant, licensed in the State of New York, and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Peter Brindley

Mr. Brindley has been our Executive Vice President, Leasing since December 2017. Before being appointed Executive Vice President, Leasing, Mr. Brindley was Senior Vice President, Leasing of our New York portfolio since September 2015. Mr. Brindley joined our company in December 2010 as Vice President of Leasing. He is currently responsible for the leasing oversight of our Company’s entire portfolio in New York, Washington, D.C. and San Francisco. Prior to joining our Company, he served as a Senior Director at Tishman Speyer in their New York office where he was responsible for the leasing of over 9 million square feet in New York including Rockefeller Center, 666 Fifth Avenue and The MetLife Building. Prior to joining Tishman Speyer in 2004, Mr. Brindley worked at CB Richard Ellis in the brokerage services group. He is a member of the Board of Directors of the Avenue of the Americas Association, where he serves as Treasurer. He is also a member of the Real Estate Board of New York. Mr. Brindley graduated from Ithaca College with a Bachelor of Science in Business and received his Master of Science degree in Real Estate Finance & Investment from New York University.

David Zobel

Mr. Zobel has been our Executive Vice President, Head of Acquisitions, since June 2018.  He is responsible for all acquisition and disposition related activities, including sourcing, underwriting, and structuring all debt and equity investments on behalf of our Company and our funds. Mr. Zobel joined our company in 2008 and since 2016, has served as Senior Vice President, Acquisitions. During his time at our Company, Mr. Zobel has been instrumental in completing transactions in excess of $5 billion. Prior to joining our Company, Mr. Zobel worked in the Real Estate Finance and Securitization Group at Credit Suisse, where he specialized in high-yield distribution and was involved in the structuring, pricing, and sale of over $4 billion of subordinated commercial mortgage debt. Mr. Zobel graduated from the Wharton School of the University of Pennsylvania with a Bachelor of Science degree in Economics with a concentration in Finance.

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Gage Johnson

Mr. Johnson has been our Senior Vice President, General Counsel and Secretary since 2014. Mr. Johnson joined our company in May 2009 as General Counsel. Previously, since 2005, Mr. Johnson was General Counsel of Citi Property Investors, the global real estate investment management arm of Citigroup, where he was a Managing Director responsible for virtually all legal aspects of real estate investments throughout the United States, Europe and Asia in all property sectors. From 2003 to 2005, Mr. Johnson was an Executive Director in the Law Department at Morgan Stanley Real Estate, the investment firm’s real estate unit. From 1998 to 2003, Mr. Johnson served in various roles at Lend Lease Real Estate, part of a publicly-traded property group specializing in project management and construction, real estate investment and development, most recently as General Counsel. Prior to joining Lend Lease Real Estate, Mr. Johnson was an attorney with the law firm of Paul Hastings LLP in Washington, D.C. He was formerly the Vice Chairman, Treasurer, and member of the Executive Committee of the Board of Directors of The National Aquarium in Washington, D.C. Mr. Johnson graduated from Princeton University with a Bachelor of Arts degree from the Woodrow Wilson School of Public & International Affairs and from the University of Virginia School of Law with a Juris Doctorate.

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PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.

At the 2016 annual meeting of stockholders which was held on May 19, 2016, our stockholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers. A majority of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of the Company’s named executive officers every year, which was consistent with the recommendation of the Board. The Board considered the voting results with respect to the frequency proposal as well as other factors, and currently intends for the Company to hold a non-binding, advisory vote on the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of our named executive officers.

Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Board unanimously recommends a vote FOR this resolution.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company or the Compensation Committee. However, the Compensation Committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

22  PARAMOUNT GROUP, INC. | 2019 Proxy Statement

PROPOSAL 3: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF AMENDMENT AND RESTATEMENT TO ADD A FOREIGN OWNERSHIP LIMIT

PROPOSAL 3: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF AMENDMENT AND RESTATEMENT TO ADD A FOREIGN OWNERSHIP LIMIT

The Board has adopted and declared advisable, and recommends for your approval, an amendment and restatement (the “Proposed Amendment and Restatement”) of the Paramount Group, Inc. Articles of Amendment and Restatement (the “Charter”) that would add a foreign ownership limit (the “Foreign Ownership Limit”). The Foreign Ownership Limit is intended to help us qualify as a “domestically controlled qualified investment entity” under the Internal Revenue Code of 1986, as amended (the “Code”) as soon as possible after the fifth anniversary of our initial public offering (“IPO”) and to help us continue to qualify as a domestically controlled qualified investment entity thereafter.

Under the Code, a domestically controlled qualified investment entity includes a “real estate investment trust” (a “REIT”)  in which, at all times during the previous five-year period, less than 50% in value of the REIT’s stock was held directly or indirectly by foreign persons. Our qualification as a domestically controlled qualified investment entity (which, in our case, would mean that we would be a domestically controlled REIT) would mean that foreign investors that enter into joint venture structures with us that utilize subsidiary REITs may be able to treat our interest in such subsidiary REITs as being held entirely by U.S. persons for purposes of determining whether the joint venture’s subsidiary REIT is itself a domestically controlled REIT, thereby enabling such foreign investors to realize certain tax benefits under the Foreign Investment in Real Property Tax Act  of 1980 (“FIRPTA”) that may not otherwise be available. For a further discussion of these rules, please see below under “Tax Considerations Relating to Domestically Controlled Qualified Investment Entity Status.” As a result, adopting the Proposed Amendment and Restatement may provide us with greater access to the substantial amount of foreign capital that we believe is available for investment in U.S. office real estate. We expect that this access to capital will be important to our business, particularly at times when raising capital through sales of our common stock is unattractive because our shares are trading at a discount to our net asset value per share or otherwise. Foreign persons that directly or indirectly own more than 10% of the shares of our outstanding common stock, including members of the Otto family, also may be able to realize tax benefits upon their disposition of our stock if we qualify as a domestically controlled qualified investment entity. The terms of the Foreign Ownership Limit and certain material U.S. federal income tax considerations relating to our qualification as a domestically controlled qualified investment entity are described in more detail below.

Foreign Ownership Limit

The Foreign Ownership Limit contained in the Proposed Amendment and Restatement will prohibit persons from directly or indirectly owning shares of our capital stock to the extent such ownership would cause more than 49.8% of the value of the shares of our capital stock to be owned, directly or indirectly, by Non-U.S. Persons. For this purpose, a “Non-U.S. Person” is defined as a person other than a “United States person,” as defined in Section 7701(a)(30) of the Code (a “U.S. Person”), and it includes a “foreign person” as such term is used in the provision of the Code defining a domestically controlled qualified investment entity.  In this regard, if PGRE’s stock is held by a qualified investment entity (i.e., generally a REIT or certain regulated investment companies (each, a “RIC”)), any class of stock of which is publicly traded or which is a RIC that issues redeemable securities (within the meaning of section 2 of the Investment Company Act of 1940, as amended) (a “publicly-traded qualified investment entity”) and such publicly-traded qualified investment entity is not itself a domestically controlled qualified investment entity, such entity shall be treated as a Non-U.S. Person. Conversely, to the extent PGRE’s capital stock is held by a publicly-traded qualified investment entity that does qualify as a domestically controlled qualified investment entity, such stock will be considered as held in its entirety by a U.S. Person. The value of our outstanding shares of

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PROPOSAL 3: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF AMENDMENT AND RESTATEMENT TO ADD A FOREIGN OWNERSHIP LIMIT

capital stock will be determined by the Board in good faith, which determination will be conclusive for purposes of the Foreign Ownership Limit.

The constructive trust provisions used in the traditional REIT qualification ownership limits that have existed in our Charter since the IPO will also be used in connection with enforcing the Foreign Ownership Limit. In general, these existing limits relate to ownership restrictions designed to prevent us from failing to qualify as a REIT and from causing income that would otherwise qualify as “rents from real property” (for purposes of the gross income tests applicable to REITs) to fail to so qualify.

In this regard, under the Proposed Amendment and Restatement, if any transfer or other non-transfer event involving shares of our capital stock would result in any person’s ownership of our shares of capital stock violating the Foreign Ownership Limit, that “prohibited owner” would not acquire any right or interest in those shares. Pursuant to our Charter, the shares whose ownership caused the violation of the Foreign Ownership Limit instead would be automatically transferred to a charitable trust, the beneficiary of which would be a non-profit charitable organization we select. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Prior to the sale of any shares by the trust described below, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares and may also exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust, must be repaid to the trustee upon demand. The trustee must sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or any of the other restrictions on ownership and transfer of our stock in our Charter; provided that the right of the trustee to sell the shares will be subject to the rights of any person or entity to purchase such shares from the trust that we establish by an agreement entered into prior to the date the shares are transferred to the trust. Upon sale of the shares by the trustee of the trust, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee will distribute to the prohibited owner an amount equal to the lesser of: (a) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), then the trustee will use the fair market value of such shares on the day of the transfer (or other event) that caused the shares to be placed in the trust), and (b) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. Any excess proceeds shall be paid to the charitable beneficiary. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividends or other distributions paid to the prohibited owner and owed by the prohibited owner to the trust before our discovery that the shares had been transferred to the trust and that is owed by the prohibited owner to the trustee. In addition, if prior to discovery by us that shares of our stock have been transferred to the trust, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion, to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If the transfer to the trust as described above is not automatically effective, for any reason, to prevent

24  PARAMOUNT GROUP, INC. | 2019 Proxy Statement

PROPOSAL 3: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF AMENDMENT AND RESTATEMENT TO ADD A FOREIGN OWNERSHIP LIMIT

violation of the Foreign Ownership Limit, then our charter would provide that the transfer of shares resulting in such violation will be void.

The Foreign Ownership Limit will apply commencing on the date of the effectiveness of the Proposed Amendment and Restatement and, as a result, will only apply to transfers or other non-transfer events occurring on or after such date that would result in Non-U.S. Persons directly or indirectly owning shares of our capital stock in excess of the Foreign Ownership Limit.

Under the Code, pursuant to certain FIRPTA provisions enacted under the Protecting Americans from Tax Hikes Act of 2015 (the “PATH Act”) in December of 2015, for purposes of determining whether we qualify as a domestically controlled qualified investment entity, we may treat any person who owns less than 5% of the outstanding shares of our common stock as a U.S. Person (i.e., not a foreign person) unless we have actual knowledge that such person is not a U.S. Person. However, the Foreign Ownership Limit will apply based on the value of the shares of our capital stock owned by Non-U.S. Persons as defined in the Proposed Amendment and Restatement, which would include Non-U.S. Persons that own less than 5% of the outstanding shares of our common stock, whether or not we have actual knowledge that such owner is not a U.S. Person. Utilizing this approach will help assist PGRE in not exceeding 50% or more foreign ownership at any point in time after the effectiveness of the Proposed Amendment and Restatement assuming PGRE did not exceed the Foreign Ownership Limit prior to the effectiveness of the Proposed Amendment and Restatement.  As a result, if and when the Proposed Amendment and Restatement is effective, a Non-U.S. Person may invest in us without knowledge that the Foreign Ownership Limit has been exceeded. The existence of Non-U.S. Persons who, directly or indirectly, own less than 5% of the outstanding shares of our common stock and are not known to us, and may also not be known to other Non-U.S. Persons acquiring shares of our common stock, may nevertheless result in shares of our common stock that otherwise would have been acquired by a Non-U.S. Person being transferred automatically to the charitable trust described above. Under the Proposed Amendment and Restatement, the last person whose acquisition of direct or indirect ownership of shares of our capital stock (or who engaged in another event) that would have resulted in the Foreign Ownership Limit being exceeded will have the shares causing such violation placed in the charitable trust whether or not that person’s ownership of our capital stock was discovered by us before or after the direct or indirect ownership of other Non-U.S. Persons. To help assist us in administering the Foreign Ownership Limit, under the Proposed Amendment and Restatement, stockholders will be required to notify us in writing of any acquisition or intended acquisition of direct or indirect ownership of our common stock that will or may violate the Foreign Ownership Limit and will also be required to provide such other information as we may request in order to determine the effect of any such transfer or non-transfer event on our status as a domestically controlled qualified investment entity. In addition, stockholders who own 5% or more of the outstanding shares of our common stock will be required to provide us with certain information regarding their stock ownership, including whether the stockholder or any of its direct or indirect owners constitute a Non-U.S. Person.

The Board will have the right to discontinue the Foreign Ownership Limit at any time. The Proposed Amendment and Restatement will also give the Board the right to establish a successor Foreign Ownership Limit in the future if deemed by the Board based in whole or in part on the advice of tax counsel to be necessary or appropriate in light of changes in applicable law, regulations, or the interpretation thereof (including, without limitation, changes to the Code, applicable final and temporary Treasury regulations, judicial decisions and administrative rulings and practice) to assist us in qualifying as a domestically controlled qualified investment entity. Any successor Foreign Ownership Limit approved by the Board would only be effective from and after the business day after a certificate of notice setting forth such successor Foreign Ownership Limit was filed with the State Department of Assessments and Taxation in Maryland (the “SDAT”) and would not apply to transfers or other events occurring prior to its effectiveness except to the extent the original Foreign Ownership Limit (or previously effective successor Foreign

PARAMOUNT GROUP, INC. | 2019 Proxy Statement  25

PROPOSAL 3: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF AMENDMENT AND RESTATEMENT TO ADD A FOREIGN OWNERSHIP LIMIT

Ownership Limit) would have resulted in the same treatment.

If stockholders approve Proposal 3, the Foreign Ownership Limit could result in our shares being less marketable to foreign persons or certain United States persons that are owned, directly or indirectly, by foreign persons, which may adversely affect the market price of our common stock.

The full text of the Proposed Amendment and Restatement is set forth in Appendix I, and the description of Proposed Amendment and Restatement is qualified in its entirety by reference to Appendix I.  Deletions are indicated by strike-outs and additions are indicated by underlining. We urge you to read Appendix I in its entirety.

Domestically Controlled Qualified Investment Entity Status

At the time of the closing of our IPO on November 24, 2014, we did not qualify as a domestically controlled qualified investment entity, and we cannot qualify as such until, at the earliest, the date on which more than five years have passed since our IPO. We believe the Proposed Amendment and Restatement will assist us in qualifying as a domestically controlled qualified investment entity following November 24, 2019, which is the fifth anniversary of our IPO, and thereafter. Although we believe that less than 50% of the value of our capital stock has been held directly or indirectly by foreign persons (as determined for purposes of qualifying as a domestically controlled qualified investment) at all times since our IPO, if 50% or more of the value of our capital stock were held directly or indirectly by foreign persons at any point during that time period, we will not qualify as a domestically controlled qualified investment entity until more than five years have passed from the most recent date on which 50% or more of the value of our capital stock was held directly or indirectly by foreign persons. We currently estimate that as of December 31, 2018 the value of the shares of our capital stock owned, directly or indirectly, by all foreign persons known to us comprises approximately 39% of the value of the issued and outstanding shares of our capital stock.

Tax Considerations Relating to Domestically Controlled Qualified Investment Entity Status

The following is a summary of certain material U.S. federal income tax considerations relating to the desire to qualify as a domestically controlled qualified investment entity.  The information below is based on the current Code, the current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service and existing court decisions.  Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect.

References in this section to “Foreign Stockholders” means nonresident alien individuals and foreign corporations not otherwise subject to special treatment under the Code (such as qualified foreign pension funds, qualified shareholders, persons subject to Section 892 of the Code, such as a foreign sovereign, and persons engaged in a trade or business in the United States).  Because this summary is intended to address only certain U.S. federal income tax considerations, it does not contain all the information that may be important to Foreign Stockholders of acquiring, holding and disposing of shares of our capital stock. The foregoing summary does not discuss any state, local or non-U.S. tax considerations, or any other U.S. federal tax considerations aside from U.S. federal income tax considerations, that may be relevant to a Foreign Stockholder.

26  PARAMOUNT GROUP, INC. | 2019 Proxy Statement

PROPOSAL 3: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF AMENDMENT AND RESTATEMENT TO ADD A FOREIGN OWNERSHIP LIMIT

Disposition of our Shares

In general, under FIRPTA, a Foreign Stockholder will incur U.S. federal income tax on gain recognized by the Foreign Stockholder in connection with the disposition of a U.S. real property interest in the same manner as a U.S. person. For this purpose, a U.S. real property interest generally includes a share of stock in a U.S. real property holding corporation, which is a corporation at least 50% of whose business assets and real property assets consist of interests in U.S. real property. We are, and expect to continue to be, a U.S. real property holding corporation based on the composition of our assets. However, a Foreign Stockholder will not incur tax under FIRPTA with respect to gain on a disposition of stock in a U.S. real property holding corporation if such corporation is a domestically controlled qualified investment entity at the time of the disposition. In such a case, stock in a domestically controlled qualified investment entity is not treated as a U.S. real property interest. In order for a U.S. real property holding corporation to qualify as a domestically controlled qualified investment entity, the corporation must be a REIT (or certain RICs) in which at all times during the “testing period” (i.e., generally the five-year period ending on the date of disposition) “foreign persons” held, directly or indirectly, less than 50% in value of the REIT’s (or RIC’s) stock. As described above, because, prior to our IPO, the ownership of our capital stock by foreign persons exceeded 50%, the soonest we could qualify as a domestically controlled qualified investment entity would be five years after our IPO provided our foreign ownership has been below 50% at all times since that date. Because our common stock is publicly traded, we cannot assure you that our foreign ownership is, or has been, less than 50% at any time. However, putting the Foreign Ownership Limitation in place will nonetheless assist us in qualifying as a domestically controlled qualified investment entity. As a result, Foreign Stockholders will be able to take advantage of this FIRPTA exception following the fifth anniversary of our IPO assuming we have maintained less than 50% foreign ownership at all times since the IPO. As described above, because we are a publicly-traded REIT, for purposes of determining whether we are a domestically controlled qualified investment entity we may treat a person holding less than 5% of a class of our stock that is regularly traded on an established securities market in the United States during the testing period as a United States person unless we have actual knowledge that such person is not a United States person.

Regardless of the extent of our foreign ownership, a Foreign Stockholder will not incur tax under FIRPTA on a disposition of shares of a class of our capital stock if such class of stock was regularly traded on an established securities market and such Foreign Stockholder owned, actually or constructively, at all times during a specified testing period, 10% or less of the total fair market value of such class of stock. Accordingly, a Foreign Stockholder that holds 10% or less of our common stock will not be subject to U.S. federal income tax under FIRPTA on a disposition of our common stock even if we never qualify as a domestically controlled qualified investment entity. In that regard, the Foreign Ownership Limit will not change the current U.S. federal income tax treatment of gain recognized upon a disposition of our common stock by a Foreign Stockholder who at all times held 10% or less of our common stock.

Potential Joint Venture Partners

As noted above, our qualification as a domestically controlled qualified investment entity could be attractive to certain foreign investors that may enter into joint venture structures with us, and our imposition of the Foreign Ownership Limit is intended to provide us with greater access to this foreign capital. Certain foreign investors desire to enter into arrangements whereby U.S. real property is held by a subsidiary REIT that qualifies as a domestically controlled qualified investment entity so that the foreign investor can dispose of their interests in the venture by selling stock in the domestically controlled qualified investment entity without incurring tax under FIRPTA. Because we are a qualified investment entity (a REIT) that is publicly traded on an established securities market, if we were a domestically controlled qualified investment entity, such status would allow us and a foreign joint venture partner to treat any stock in a subsidiary REIT that is held directly or indirectly (other than through a foreign person) by PGRE as being held entirely by a United

PARAMOUNT GROUP, INC. | 2019 Proxy Statement  27

PROPOSAL 3: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF AMENDMENT AND RESTATEMENT TO ADD A FOREIGN OWNERSHIP LIMIT

States person for purposes of analyzing whether the subsidiary REIT qualifies as a domestically controlled qualified investment entity.  Conversely, if we were not a domestically controlled qualified investment entity, PGRE would be treated as a Non-U.S. Person for purposes of the subsidiary REIT’s determination of its status as a domestically controlled qualified investment entity.  Accordingly, our status as a domestically controlled qualified investment entity could have a significant impact (either positively or negatively) on whether any subsidiary REIT of a joint venture with a foreign investor will qualify as a domestically controlled qualified investment entity and allow the foreign investor to dispose of such investment through a sale of the stock of the subsidiary REIT without incurring U.S. federal income tax on the gain under FIRPTA.

Interest of Certain Persons

If Proposal 3 is approved and we obtain and maintain status as a domestically controlled qualified investment entity, certain members of the Otto family as foreign persons holding more than 10% of our common stock may benefit from not being subject to FIRPTA taxation with respect to the proceeds from any sale of our common stock and certain distributions we may make with respect to our common stock. Because there may be offsetting home country deductions or credits for any tax paid under FIRPTA, the overall economic benefit to a foreign person of ceasing to be subject to taxation under FIRPTA may be reduced or even entirely eliminated depending on the laws of the foreign person’s home country and the foreign person’s individual tax situation. Additionally, our Charter prohibits any person or entity from actually or constructively owning shares in excess of 6.50% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or in excess of 6.50% in value of the aggregate of the outstanding shares of all classes and series of our stock. In connection with our IPO, we granted a waiver from this ownership limit to the Otto family which was initially at 22.0% of our outstanding common stock in the aggregate and which as of March 18, 2019 is at 17.47% of our outstanding common stock in the aggregate.  In connection with the Proposed Amendment and Restatement, our Board approved an amendment of the Otto family waiver to increase the ownership limit from 17.47% to 21.0%.  We believe that the potential increase in ownership by a long-term stockholder such as the Otto family would benefit us and our stockholders.  The amended waiver will not adversely affect our ability to qualify as a REIT.

As previously noted, Albert Behler, Thomas Armbrust and Katharina Otto-Bernstein have been designated for nomination to our Board pursuant to the stockholders agreement with Maren Otto, Katharina Otto-Bernstein and Alexander Otto.

Vote Required

The affirmative vote of at least two-thirds of the votes entitled to be cast on Proposal 3 will be necessary to approve the proposal. Abstentions and broker non-votes will have the same effect as votes against Proposal 3.

Effective Time of Amendment

If approved by the requisite vote, the Proposed Amendment and Restatement will become effective upon the filing of the Second Articles of Amendment and Restatement with the SDAT. We intend to file the Second Articles of Amendment and Restatement promptly following stockholder approval at our Annual Meeting.

If the Proposed Amendment and Restatement is not approved by the requisite vote, then the Second Articles of Amendment and Restatement will not be filed with the SDAT and the Charter will not contain a Foreign Ownership Limit.

The Board unanimously recommends a vote “FOR” this proposal.

28  PARAMOUNT GROUP, INC. | 2019 Proxy Statement

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by law, the NYSE or the Company’s organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of Deloitte & Touche LLP to the stockholders for ratification at the 2019 annual meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. Deloitte & Touche LLP has served as our independent registered public accounting firm since our formation in 2014 and is considered by our management to be well-qualified. Deloitte & Touche LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

A representative of Deloitte & Touche LLP will be present at the annual meeting, will be given the opportunity to make a statement at the annual meeting if he or she so desires and will be available to respond to appropriate questions.

A majority of all of the votes cast with respect to this proposal is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Abstentions do not constitute a vote “for” or “against” and will not be counted as “votes cast.” Abstentions and broker non-votes will have no effect on this proposal.

Fee Disclosure

The following is a summary of the fees billed by Deloitte & Touche LLP for professional services rendered to us for the fiscal years ended December 31, 2018 and 2017:

	2018	2017
Audit Fees	$915,000	$1,397,785
Audit-Related Fees	985,500	1,090,580
Tax Fees	46,800	86,736
All Other Fees	-	-
Total	$1,947,300	$2,575,101

PARAMOUNT GROUP, INC. | 2019 Proxy Statement  29

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

“Audit Fees” include fees associated with professional services rendered for the audit of the financial statements and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements. For example, audit fees include fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by Deloitte & Touche LLP to be named in our registration statements and to the use of their audit report in the registration statements.

Audit-Related Fees

“Audit-Related Fees” refers to fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

“Tax Fees” refers to fees and related expenses for professional services for tax compliance, tax advice and tax planning.

All Other Fees

“All Other Fees” refers to fees and related expenses for products and services other than services described above.

Our Audit Committee considers whether the provision by Deloitte & Touche LLP of any services that would be required to be described under “All Other Fees” would be compatible with maintaining Deloitte & Touche LLP’s independence from both management and the Company.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (i) the aggregate amount of all such non-audit services constitutes not more than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to our Audit Committee’s or any of its members’ attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected above were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019.

30  PARAMOUNT GROUP, INC. | 2019 Proxy Statement

AAUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of Paramount Group, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2018 as follows:

1.	the Audit Committee has reviewed and discussed with management the audited financial statements of Paramount Group, Inc. for the fiscal year ended December 31, 2018;
2.

the Audit Committee has discussed with representatives of Deloitte & Touche LLP the matters required to be discussed with them by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board; and

3.

the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

Submitted by our Audit Committee

Peter Linneman (Chairman)

Martin Bussmann

Karin Klein

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

The individuals who constitute our NEOs in any given year are determined in accordance with applicable SEC rules and include our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and the other three most highly-compensated executive officers who were serving as such as of the end of the fiscal year and Ms. Bott, who would have been one of the other three most highly compensated had she continued to serve in such role as of the end of 2019. During 2018, the following individuals are collectively referred to as our named executive officers (“NEOs”):

Name	Title
Albert Behler	Chairman, President and Chief Executive Officer
Wilbur Paes	Executive Vice President, Chief Financial Officer and Treasurer
Peter Brindley	Executive Vice President, Leasing
David Zobel(1)	Executive Vice President, Head of Acquisitions
Gage Johnson	Senior Vice President, General Counsel and Secretary
Jolanta Bott(2)	Former Executive Vice President, Operations and Human Resources

(1)	On June 26, 2018, Mr. Zobel was promoted to Executive Vice President, Head of Acquisitions.
(2)	Ms. Bott served as our Executive Vice President, Operations and Human Resources until June 30, 2018. See “Retirement and Consulting Agreement with Jolanta Bott” for details.

2018 Say-on-Pay Vote

At our 2018 annual meeting of stockholders, a non-binding, advisory resolution approving the compensation paid to our NEOs, as disclosed in our 2018 proxy statement, including the Compensation

Discussion and Analysis, compensation tables and narrative discussions, was approved by our stockholders, with approximately 87% of the votes cast having been voted in favor of the proposal to approve such resolution. The Compensation Committee has considered the results of this vote and, as a result of the high percentage of votes cast in favor of this resolution, the Committee viewed these results as an indication of stockholders’ overall satisfaction with the manner in which we compensated our NEOs for 2017.

32  PARAMOUNT GROUP, INC. | 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Process for Determining Executive Compensation

Based on the strong stockholder support we received in 2018 on our “Say-on-Pay” advisory vote, the Compensation Committee continued to use a similar process in determining the executive compensation of our NEOs, which included:

•

commissioning a Peer Group Compensation Benchmarking Analysis prepared by FPL Associates L.P. (“FPL”), an independent compensation consultant retained by the Compensation Committee, to ensure that our compensation program was competitive with those of other publicly traded REITs in our Peer Group;

•

establishing an appropriate balance between fixed compensation (base salary), variable Short-Term Incentive Compensation (“STIC”) (cash bonus), and variable Long-Term Incentive Compensation (“LTIC”) (equity awards);

•

awarding a majority portion of each NEOs equity compensation in the form of performance-based equity awards that use relative TSR over overlapping three-year measurement periods as the primary performance metric to further align management interests with the interests of our stockholders;

•

assessing our performance against rigorous pre-established “formulaic” quantitative financial and operational goals (“Corporate Objectives”), and qualitative individual performance goals (“Individual Objectives”) pursuant to our STIC program, that was approved by the Compensation Committee in early 2018; and

•	considering our NEOs total compensation over time, both on a reported basis and on a realized basis after forfeitures

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COMPENSATION DISCUSSION AND ANALYSIS

2018 Performance Highlights

Our 2018 Business Plan included a number of robust financial and operational goals. Below are some of the key goals and our achievement relative to the prior year.

•	Our Core FFO earnings grew by 7.9% and represented the highest year-over-year growth in earnings we have ever achieved since becoming a public company back in 2014.
•	Our Same Store Cash NOI grew by a robust 10.3% and was the highest amongst our CBD focused New York City office peers.(2)
•	We had a very strong year of leasing over 1.0 million square feet and have consistently leased, on-average, over 1.0 million square feet since becoming a public company.
•

Our Same Store Leased Occupancy increased by a “record” 310 basis points which not only represented the highest year-over-year increase we have had as a public company but also a higher year-over-year increase than our CBD focused New York City office peers.(2)

(1)

For a reconciliation of these measures and why we view these measures to be useful supplemental performance measures, see pages 70-75 of our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)	Based on publicly available data and comprised of Boston Properties Inc., Vornado Realty Trust, SL Green Realty Corp. and Empire State Realty Trust.

34  PARAMOUNT GROUP, INC. | 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

Our executive compensation program is designed to incentivize the creation of long-term shareholder value by aligning the compensation structure for executives with the achievement of our business strategies and to maximize total shareholder return over the long term. In order to meet our objectives, our executive compensation program includes several elements designed to:

•	Attract and Retain Highly Talented Executives: We provide fixed base salaries that reflect the highly competitive markets in which we operate, changes in responsibilities and merit increases;

•

Pay for Performance: We seek to align the interests of our executives with our long-term shareholders by tying the vast majority of their non-salary compensation to performance-based incentives, through a:

•

Short-term Incentive Compensation (cash bonus) program designed to motivate our executives through a strong emphasis on performance, with components rewarding financial, operational and individual performance; and

•

Long-Term Incentive Compensation (equity awards) program to create an appropriate link between compensation and the creation of shareholder value, including multi-year performance-based awards tied to absolute and relative total shareholder returns.

•

Create a Balanced Approach: The Compensation Committee recognizes that our unique portfolio of highly coveted assets is among the most concentrated in the industry, both in terms of the number of markets in which we operate, as well as in the unusually high value per asset that we own. As such, in order to mitigate some of the potential volatility which can arise through concentration, the Compensation Committee believes that an executive compensation program with a greater number of elements (but with less value in each) will:

•	Reduce the volatility of annual compensation, resulting in potentially higher employee retention;

•	Potentially mitigate the risk that any individual element may receive inordinate focus and encourage excessively risky behaviors; and

•	Promote a long-term view by connecting executives’ eventual realized compensation to the decisions that they make, as the majority of their annual compensation vests over a period of four years.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Best Practices

WHAT WE DO		WHAT WE DON’T DO

✓

A significant portion of our executive officers’ total compensation opportunity is based on performance (i.e., not guaranteed) and salaries comprise a modest portion of each executive officer’s total compensation opportunity.

		✗	We do not provide tax gross-up payments to any of our executive officers.

✓	We established a formulaic short-term incentive bonus program based on rigorous goals for management.	✗	We do not provide “single-trigger” change in control cash severance payments.

✓

We align our executive officers with our long-term investors by awarding a significant percentage of their equity compensation in the form of multi-year, performance-based equity awards that use relative Total Shareholder Returns as the main metric.

		✗	We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; incentive compensation is not based on a single performance motive.

✓	We enhance executive officer retention with time-based, multi-year vesting equity incentive awards granted for prior-year performance.	✗	We do not guarantee annual salary increases or minimum cash bonuses.

✓	We have a clawback policy.	✗	We do not allow for repricing of stock options.

✓	We have robust minimum stock ownership guidelines for our executives and directors.	✗	We do not allow hedging of our stock.

✓	We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent directors.

36  PARAMOUNT GROUP, INC. | 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Peer Group Benchmarking

In developing our executive compensation programs, the Compensation Committee commissioned a peer group compensation benchmarking analysis to ensure that our programs are competitive with those of other publicly traded REITs, including taking into account the cost of attracting and retaining talented executives in the New York City marketplace. The Compensation Committee developed an appropriate peer group for our Company with the advice of FPL Associates LP (“FPL”), an independent compensation consultant. In establishing an appropriate peer group, the Compensation Committee not only focused on publicly traded REITs relative to our size, but also included publicly traded REITs in the office sector that compete in high-barrier, high-cost markets like New York City, Washington, D.C. and San Francisco, markets in which we operate and compete for talent. For instance, the Compensation Committee included companies like Boston Properties, Inc., SL Green Realty Corp. and Vornado Realty Trust in our peer group, notwithstanding their larger relative size, because these companies are office REITs that operate in the same markets we operate in. As a result, they compete with us for talent and deal flow and like us, two of these companies are headquartered in New York City. For example, our Executive Vice President and Chief Financial Officer, Wilbur Paes, joined us from Vornado Realty Trust, where he had previously spent 11 years and prior to his departure was a Senior Vice President. Additionally, 95.0% of our employees are based in New York City.

Other factors are also examined such as what other companies cite Paramount as a peer, what companies sell-side analysts compare us to, as well as the companies that are selected by outside proxy advisory firms.

Based on these factors, the Compensation Committee selected the following 12 publicly traded REITs focused on the office sector as members of our peer group:

Alexandria Real Estate Equities, Inc.	Douglas Emmett, Inc.	Kilroy Realty Corporation
Boston Properties, Inc.	Empire State Realty Trust, Inc.	Piedmont Office Realty Trust, Inc.
Columbia Property Trust, Inc.	Highwoods Properties, Inc.	SL Green Realty Corp.
Corporate Office Properties Trust	Hudson Pacific Properties, Inc.	Vornado Realty Trust

Fund and Asset Management Business

Our Company maintains a slightly different structure than the majority of our peers in that in addition to the real estate assets owned by us, we also maintain a meaningful ancillary fund and asset management business that is not directly captured in our total capitalization. The total value of assets under management underlying our fund and asset management business is approximately $5.5 billion, which includes equity and debt fund investments and commitments, investments in properties by third party joint venture partners and other assets for which we provide asset and property management services. To better depict the full breadth of oversight, we have provided a comparison of our size to our compensation peers by showing our total capitalization both with and without the impact of the fund and asset management business as well as the value of total assets versus the peers and both with and without the impact of our fund and asset management business. As of December 31, 2018, our total capitalization ranked near the market median (43rd percentile) excluding the fund and asset management business and ranked at the 71st percentile when factoring it. On a total assets basis, only three companies are larger than us when including our ancillary fund and asset management business, ranking us at the 81st percentile of the peer group, and we still rank above the median (65th percentile) when excluding it.

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COMPENSATION DISCUSSION AND ANALYSIS

Select size statistics for the peer group are shown below:

After our peer group was established, FPL provided market data and practices of the peer group for the Compensation Committee to consider, as well as executive compensation trends and developments. Specifically, FPL provided information regarding the design and levels of compensation paid by our peers and overall counsel to determine the appropriate incentive design for our Company. Such compensation data for peers was analyzed by the Compensation Committee with the assistance of FPL.

For purposes of determining our overall level of executive compensation (i.e. base salary, annual incentive cash bonus and long-term equity incentive compensation), the Compensation Committee reviews both total compensation and the mix of compensation components paid by our peer group to executives in comparable positions. However, an executive’s target compensation is not mechanically set to be a particular percentage of the peer group. The Compensation Committee also takes into account the executive’s role and experience, as compared to our peers’ executives, and other factors, such as retention and responsibility. In addition, the Compensation Committee believes that ultimately the decision as to appropriate target compensation for a particular executive should be made based on a full review of the individual and his role within the organization, Company performance as well as market data.

The Compensation Committee evaluates the members of our peer group each year to ensure that they continue to be appropriate and to determine whether other companies should be added.

38  PARAMOUNT GROUP, INC. | 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

CEO Pay-for-Performance Alignment

2018 Pay Highlights

Base Salary	- 0% increase from 2017 (and has not been increased since our initial public offering in 2014)

Short-term Incentive Compensation (Cash Bonus)	- 100% based on rigorous goals established in early 2018; - 75% based on formulaic Corporate Objectives; - 25% based on Individual Objectives

Long-term Incentive Compensation (Equity Awards)

- 83% of total pay in the form of equity;

- 70% based on the achievement of multi-year TSR metrics, which include both absolute and relative TSR hurdles;

- Additional one-year post-vesting restriction after achievement of TSR hurdles

Deferred Cash Bonus	- $0 (eliminated this discretionary element of CEO Compensation)

Bonus Exchange Premium	- Eliminated the ability for our CEO to receive a premium in connection with his decision to receive all or a portion of his cash bonus in the form of equity

CEO Performance-Based Equity Awards

The table below provides a summary of the status of the performance-based awards granted to our CEO pursuant to our 2014-2017 Performance Programs, including the actual and/or potential payout outcomes based on our Total Shareholder Return (“TSR”) performance over the respective periods.

(1)	These awards were forfeited on March 17, 2019.
(2)

Assuming performance for the three-year performance measurement period applicable to these awards continued at the same annualized rate as we experienced from the beginning of the performance period through December 31, 2018.

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COMPENSATION DISCUSSION AND ANALYSIS

Reported vs. Earned Pay

Below is a table comparing the “Reported Pay” for our CEO in the Summary Compensation Table against the actual “Earned Pay” demonstrating a strong “pay-for-performance” alignment between TSR and the actual pay earned by our CEO.

The Compensation Committee believes that TSR should ultimately drive actual pay earned in order to ensure alignment with our stockholders. Accordingly, a significant portion of what our CEO earns over time is driven by our TSR. By awarding a substantial portion of our CEO’s total compensation in the form of multi-year long-term performance-based equity awards, there is a strong alignment of the actual pay earned by our CEO with that of the returns to our stockholders. For example, over the past three years, the total “Reported Pay” to our CEO as disclosed in the Summary Compensation Table aggregated $30.9 million. Over that same three-year period, our TSR has fallen short of our required threshold of 18% on an absolute basis and our stock has underperformed our peer set on a relative basis. As a result, the actual “Earned Pay” by our CEO has equated to only 53% of his total “Reported Pay” demonstrating our strong “pay-for-performance” philosophy.

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COMPENSATION DISCUSSION AND ANALYSIS

Elements of Our Compensation Program

The compensation provided to our NEOs in 2018 primarily consisted of base salary, short-term incentive compensation (cash bonus) and long-term incentive compensation (equity awards). The following charts illustrate the mix of compensation elements for our CEO and other NEOs (other than Ms. Bott) for 2018.

*	Includes Messrs. Paes, Brindley, Zobel and Johnson.
(1)	Consists of 70% performance-based equity awards and 30% time-based equity awards (including cash bonuses exchanged for equity in connection with our bonus exchange program).
(2)	Consists of 60% performance-based equity awards and 40% time-based equity awards (including cash bonuses exchanged for equity in connection with our bonus exchange program

CEO Pay Highlights

•	Base salary has not been increased since our initial public offering in 2014;
•	100% of cash bonus is based on rigorous formulaic goals established in early 2018;
•	88% of total compensation is “variable” and not guaranteed;
•	83% of total compensation is in the form of long-term equity awards;
•	70% of long-term equity awards are performance-based and are earned upon the achievement of multi-year TSR metrics, which include both absolute and relative TSR hurdles;
•	Performance-based equity awards are also subject to an additional one-year post-vesting restriction after achievement of TSR hurdles;
•	Eliminated the discretionary deferred cash bonus; and
•	Eliminated the ability to receive a premium in connection with our CEO’s decision to receive all or portion of his cash bonus in form of equity.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

The base salary payable to each NEO provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salaries are reviewed annually by the Compensation Committee and, subject to contractual obligations we have with the NEO, may be adjusted to better match competitive market levels or to recognize an executive’s professional growth, development and increased responsibility. Below are the details of the annual base salaries for each of our NEOs, other than Messrs. Zobel and Johnson.

	Base Salary
Executive	2018	2017	Change (%)
Albert Behler	$1,100,000	$1,100,000	0.0%
Wilbur Paes	550,000	525,000	4.8%
Peter Brindley	400,000	325,000	23.1%

Mr. Behler’s base salary has remained the same since 2014. Mr. Brindley was promoted to Executive Vice President, Leasing on December 14, 2017. At the time of his promotion, his base salary was $325,000. In connection with his new position and increased responsibilities, his salary for 2018 was increased to $400,000. Mr. Zobel was promoted to Executive Vice President, Head of Acquisitions on June 26, 2018. At the time of his promotion, his base salary was $337,500. In connection with his new position and increased responsibilities, his salary for the remainder of 2018 was increased to $380,000. Mr. Johnson’s base salary for 2018 was $362,000.

Deferred Cash

Short-Term Incentive Compensation (“STIC”)

Pursuant to our Executive Compensation Philosophy to (i) promote a “pay for performance” structure and align the interests of our NEOs with that of our long-term shareholders by tying a vast majority of our NEOs non-salary compensation to performance-based incentives, and (ii) create a balanced approach with an appropriate mix of cash and equity compensation, the Compensation Committee established a STIC (cash bonus) program for our NEOs. The STIC program is intended to cover annual performance periods and provides our NEOs with the opportunity to earn awards at various performance levels based on the achievement of:

•	Quantitative financial and operational goals (“Corporate Objectives”), and
•	Qualitative individual performance goals (“Individual Objectives”)

The STIC program is designed to encourage outstanding individual and Company performance by motivating the NEOs to achieve key Corporate and Individual Objectives by rewarding performance measured against those objectives. The STIC program results in awards being paid 100% in cash, however in an effort to further align the interests of our NEOs with that of our stockholders, for 2018, each NEO had the opportunity to exchange all or a portion of his or her STIC for equity, pursuant to our “Bonus Exchange Program” as more fully described on page 50.

42  PARAMOUNT GROUP, INC. | 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

For our CEO, 75% of his STIC opportunity is based on the achievement of Corporate Objectives and the remaining 25% is based on the achievement of Individual Objectives. For the rest of our NEOs (other than Messrs. Zobel and Johnson), 67% of their STIC opportunity is based on the achievement of Corporate Objectives and the remaining 33% is based on the achievement of Individual Objectives.

In early 2018, the Compensation Committee approved our STIC program. For each NEO (other than Messrs. Zobel and Johnson), the Compensation Committee established three specific performance levels that could be achieved:

•	Threshold (50% of target),
•	Target; and
•	Maximum (150% of target)

To the extent performance falls between two levels, awards would be eared by linear interpolation. In the event that actual performance does not meet the threshold requirement, no awards are earned, and to the extent actual performance is above the maximum requirement, the earned awards are capped at the maximum.

The Compensation Committee determined the target amount for each NEO under the STIC program primarily based on a combination of the NEO’s historical compensation, skill, experience and position, competitive market factors, feedback received from our stockholders and contractual obligations we have with the NEO. The Target amounts for Messrs. Behler and Paes were equal to the minimum target amounts set forth in their employment agreements with us that were in effect for 2018.

The following pages describe the Corporate Objectives for management that were approved by the Compensation Committee, including the reasons the objectives were selected and the rationale for the designated hurdles. These objectives were based on the Company’s internal models and budgets, including the Company’s initial guidance for 2018, which was set forth in its earnings release dated February 15, 2018.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #1: Core FFO Per Share

Why was this measure chosen:

FFO is a widely-used non-GAAP measure of operating performance for REITs to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gain on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.

Core FFO is an alternative measure of operating performance used by us because it adjusts FFO for certain items that we believe enhance the comparability of our FFO across periods in order to reflect the Core FFO of our real estate portfolio and operations.

What was our Target:

We set a Core FFO Target of $0.94 per share for 2018, with a range of $0.92 to $0.96 per share. This range equated to a 3.4% to 7.9% growth in Core FFO per share earnings over 2017.

What were the Actual Results:

Our goal was to exceed our Target of $0.94 per share. We ended the year with Core FFO of $0.96 per share, which represented the maximum goal we set out to achieve and equated to a 7.9% growth in Core FFO per share earnings over 2017. This represented the highest year-over-year growth in Core FFO per share earnings in our Company’s history.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #2: Same Store Cash NOI Growth

Why was this measure chosen:

Same Store Cash NOI is used to measure the operating performance of properties that were owned by us in a similar manner during both the current period and prior reporting periods and consists of property‐related revenue less operating expenses excluding non-cash adjustments such as straight‐line rent and the amortization of above and below‐market leases, net.  We use this measure internally as a performance measure and believe it provides useful information to investors regarding our financial condition and results of operations because only reflects income and expense items that are incurred at property level.

What was our Target:

We set a Target for Same Store Cash NOI Growth of 8.5% over 2017, with a range of 7.0% to 10.0%.

What were the Actual Results:

Our goal was to exceed our Target of 8.5% for 2018. We ended the year with Same Store Cash NOI Growth of 10.3% over 2017, which not only exceeded the maximum goal we set out to achieve but was also the highest amongst our CBD focused New York City office peers.(1)

(1)	Based on publicly available data and comprised of Boston Properties Inc., Vornado Realty Trust, SL Green Realty Corp. and Empire State Realty Trust.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #3: Square Footage of Signed Leases

Why was this measure chosen:

Leasing is a very important aspect of our business and the amount of square feet leased has a direct impact on the current and future cash flows of our business.

What was our Target:

Following an extremely successful year in 2017, where we leased approximately 1.3 million square feet, we set a leasing Target of 600,000 square feet for 2018, with a range of 500,000 to 700,000 square feet. Our leasing goal took into consideration the available vacant space in our portfolio as well as the space that was scheduled to expire during 2018.

What were the Actual Results:

Our goal was to exceed our Target of 600,000 square feet leased for 2018. We ended the year leasing over 1.0 million square feet, which exceeded the maximum goal we set out to achieve. We accomplished this by not only leasing a substantial portion of the available vacant space in our portfolio, but by also early renewing future lease expirations, which enabled us to de-risk our portfolio and future cash flows.

46  PARAMOUNT GROUP, INC. | 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #4: Same Store Leased Percentage
Why was this measure chosen:

Same Store leased occupancy is used to measure the occupancy of properties that were owned by us in a similar manner during both the current period and prior reporting periods. The occupancy levels of our properties have a direct impact on the current and future cash flows of our business.

What was our Target:

We set a Target for Same Store Leased Occupancy of 95.0%, or an increase of 170 basis points over 2017, with a range of 94.0% to 96.0%.

What were the Actual Results:

Our goal was to exceed our Target of 95.0% for 2018. We ended the year with Same Store Leased Occupancy of 96.4%, representing an increase of 310 basis points over 2017, which exceeded the maximum goal we set out to achieve.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #5: General and Administrative Expense

Why was this measure chosen:

General and administrative expense represents our corporate overhead of which, a meaningful component is executive compensation. It is used by our investors and analysts to assess how efficiently we manage our overhead.

What was our Target:

We set a Target for general and administrative expense (excluding the mark-to-market of our deferred compensation plan, the impact of STIC above target levels and certain other one-time items approved by our Board or Compensation Committee) of $57.0 million, an increase of $3.2 million, or 5.9% over 2017. The increase of $3.2 million was comprised of (i) a $4.0 million increase in stock-based compensation expense due to an additional (final) layer of amortization of equity grants and (ii) an $800,000 decrease in cash general and administrative expense. We established a general and administrative expense range of $58.0 million to $56.0 million. This range equated to a 4.1% to 7.8% increase in general and administrative expense over 2017.

What were the Actual Results:

Our goal was to effectively manage our general and administrative expense to exceed our Target of $57.0 million or less for 2018. We ended the year with general and administrative expense of $55.4 million, representing an increase of 3.0% over 2017, which exceeded the maximum goal we set out to achieve.

48  PARAMOUNT GROUP, INC. | 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

After evaluating the achievement of each Corporate Objective and factoring their relative weighting with respect to each NEO, the Compensation Committee awarded the following cash bonuses to each NEO (other than Messrs. Zobel and Johnson).

	% of Total	Corporate Objective Component
Name	STI Compensation Opportunity	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Payout	% of Target
Albert Behler	75%	$618,750	$1,237,500	$1,856,250	$1,856,250	150%
Wilbur Paes	67%	230,313	460,625	690,938	690,938	150%
Peter Brindley	67%	167,500	335,000	502,500	502,500	150%

The table below describes the Individual Objectives for 2018 that were established for each of our NEOs (other than Messrs. Zobel and Johnson).

Executive		2018 Individual Objectives
Albert Behler	-	Effectively executing the Company’s overall strategic and business plans, including tax efficient capital recycling.
	-	Developing new strategic relationships, including new sources of capital such as raising an additional $300 million in equity capital and $167 million in debt capital.
	-	Motivating the executive and senior management team to deliver superior results in light of the changes to our executive management team.
Wilbur Paes	-	Leading the Company’s Capital Markets, Accounting and Tax Functions.
	-	Effectively managing the Company’s Balance Sheet and increasing Fixed Charge Coverage from 2.8x to over 3.0x.
	-	Managing communications and relationships with investors and analysts.
Peter Brindley	-	Leading the Company's Leasing Function in New York, Washington, D.C. and San Francisco.
	-	Developing and enhancing relationships with the leasing brokerage community in each of our markets.

In determining each of our NEO’s (other than Messrs. Zobel and Johnson) achievement of his Individual Objectives, the Compensation Committee assessed the performance of each NEO as compared to his Individual Objectives. Based on such assessment, the Compensation Committee determined that each of our NEOs performance with respect to their Individual Objectives exceeded the maximum level and accordingly, awarded the following cash bonuses:

	% of Total	Individual Objective Component
Name	STI Compensation Opportunity	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Payout	% of Target
Albert Behler	25%	$206,250	$412,500	$618,750	$618,750	150%
Wilbur Paes	33%	113,438	226,875	340,312	340,312	150%
Peter Brindley	33%	82,500	165,000	247,500	247,500	150%

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COMPENSATION DISCUSSION AND ANALYSIS

Below is a table summarizing the total STIC that was awarded to each of our NEOs, other than Messrs. Zobel and Johnson, pursuant to the Compensation Committee’s assessment of the Corporate Objectives and each NEO’s Individual Objectives.

	Total STI Compensation Opportunity			Actual	% of
Name	Threshold	Target	Maximum	Payout	Target
Albert Behler	$825,000	$1,650,000	$2,475,000	$2,475,000	150%
Wilbur Paes	343,750	687,500	1,031,250	1,031,250	150%
Peter Brindley	250,000	500,000	750,000	750,000	150%

Messrs. Zobel and Johnson became NEOs during 2018 because they were two of the most highly-compensated executive officers serving as such as of the end of 2018. Their 2018 STIC award was determined by the Compensation Committee with input from our CEO based on individual goals that were set forth for them in early 2018. After assessing the achievement of such goals, Messrs. Zobel and Johnson were awarded cash bonuses of $475,000 and $300,000, respectively. For 2019, Messrs. Zobel’s and Johnson’s STIC will be equal to 125% and 80% of their base salaries, respectively, in effect, and the amount awarded will be based on the attainment of the Corporate and Individual Objectives established by the Compensation Committee for such year (similar to our other NEOs).

During 2018, Mr. Paes was tasked with the additional responsibility of overseeing the Company’s Information and Technology department. Furthermore, upon the retirement of Ms. Bott, who served as our Executive Vice President, Operations and Human Resources, in June 2018, Mr. Paes began overseeing the Company’s Human Resources department. In light of his increased responsibilities and leadership of these departments, the Compensation Committee awarded Mr. Paes a “one-time” incremental cash bonus of $370,000 for 2018.

Bonus Exchange Program

In order to encourage our NEOs to increase their equity holdings and further align the interests of our NEOs with that of our stockholders, the Compensation Committee approved a bonus exchange program for 2018 similar to the bonus exchange program that was approved for 2017. Pursuant to the 2018 Bonus Exchange Program, each of our NEOs could elect to exchange all or a portion of his or her STIC for fully vested LTIP units of our operating partnership, with a value equal to the cash bonus exchanged. Alternatively, each of our NEOs (other than Mr. Behler) have the option to elect to exchange all or a portion of his or her STIC for LTIP units, subject to three-year vesting (40%, 40% and 20%), with a value equal to 125% of the cash bonus exchanged.

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COMPENSATION DISCUSSION AND ANALYSIS

The table below presents the details of the bonus amounts exchanged by each NEO that participated in our Bonus Exchange Program, and the corresponding LTIP units issued pursuant to the 2018 bonus exchange program.

	Bonus Exchange
	Grant Date Fair Value
	of LTIP Units in Lieu
Executive	of Cash Bonus
Albert Behler	$1,975,000	(1)
Wilbur Paes	644,532	(2)
Peter Brindley	234,375	(3)
Gage Johnson	125,000	(4)

(1)  Mr. Behler exchanged $1,975,000 of his bonus and received 176,655 fully vested LTIP units.

(2)  Mr. Paes exchanged $515,625 of his bonus and received 53,400 LTIP units, subject to vesting over three years.

(3)  Mr. Brindley exchanged $187,500 of his bonus and received 19,418 LTIP units, subject to vesting over three years.

(4)	Mr. Johnson exchanged $100,000 of his bonus and received 10,357 LTIP units, subject to vesting over three years

Long-Term Incentive Compensation (“LTIC”)

The Compensation Committee believes that, generally, a substantial portion of each NEO’s annual compensation should be in the form of long-term equity. LTIC in the form of equity encourages management to create stockholder value over the long term, because the value of the equity award is directly attributable to changes in the price of our common stock over time. In addition, equity awards are an effective tool for management retention because full vesting of the awards generally requires continued employment for multiple years. LTIC equity awards are granted in the form of LTIP units, representing a class of partnership interests in our operating partnership and are comprised of both performance-based LTIP units (70.0% for our CEO and 60.0% for all other NEOs) and time-based LTIP units (30.0% for our CEO and 40.0% for all other NEOs).

The Compensation Committee determined the value of the equity awards for each NEO primarily based on a combination of the NEO’s historical compensation, skill, experience and position, competitive market factors and feedback received from FPL, an independent compensation consultant.

Below are details of the annual equity awards that were granted to each of our NEOs in the first quarter of 2019 for 2018 performance.

	Long Term Equity Incentive Awards
Executive	Grant Date Fair Value of Performance- Based LTIP Units	Grant Date Fair Value of Time- Based LTIP Units	Total Grant Date Fair Value of Long Term Equity Awards	% Change over 2017
Albert Behler	$4,025,000	$1,725,000	$5,750,000	4.5%
Wilbur Paes	1,200,000	800,000	2,000,000	11.0%
Peter Brindley	810,000	540,000	1,350,000	22.7%
David Zobel	600,000	400,000	1,000,000	n/a
Gage Johnson	300,000	200,000	500,000	n/a

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COMPENSATION DISCUSSION AND ANALYSIS

The time-based LTIP units that we granted for 2018 are subject to ratable vesting over four years (i.e., 25% vesting on each of February 15, 2020, 2021, 2022 and 2023, subject to continued employment). The terms of the performance-based LTIP units that we granted for 2018, which we refer to as the 2018 Performance-Based Awards Program, are described below.

2018 Performance-Based Awards Program

On January 14, 2019, the Compensation Committee approved the 2018 Performance-Based Awards Program, a multi-year performance-based LTIC program (the “2018 Performance Program”). The purpose of the 2018 Performance Program is to further align the interests of our stockholders with that of management by encouraging our senior officers to create stockholder value in a “pay for performance” structure.

Under the 2018 Performance Program, participants may earn awards in the form of LTIP units of our operating partnership based on our TSR over a three-year performance measurement period beginning on January 1, 2019 and continuing through December 31, 2021, on both an absolute basis and relative basis as follows:

• 25.0% of the award is earned if our TSR over the three-year performance measurement period equals or exceeds 30.0%, with no awards being earned if our TSR over such period is less than 15.0% and awards being determined based on linear interpolation if our TSR over such period falls between such ranges.

• 75.0% of the award is earned if our TSR over the three-year performance measurement period equals or exceeds the 80th percentile of the performance of the SNL Office REIT Index constituents on a relative basis, with no awards being earned if our TSR over such period is less than the 30th percentile and awards being determined based on linear interpolation if our TSR over such period falls between such ranges.

In the case of our CEO, awards under the 2018 Performance Program include an additional performance feature requiring threshold TSR performance on both an absolute and a relative basis in order for any awards to be earned. Accordingly, our CEO will not earn any awards pursuant to the 2018 Performance Program unless our TSR for the performance measurement period is 15.0% or higher and in the 30th percentile or higher of the SNL Office REIT Index constituents.

In addition, if the designated performance objectives are achieved, awards earned under the 2018 Performance Program are also subject to vesting based on continued employment with us through December 31, 2022, with 50.0% of each award vesting upon the conclusion of the performance measurement period, and the remaining 50.0% vesting on December 31, 2022. Furthermore, our NEOs are required to hold earned awards for an additional year following vesting.

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COMPENSATION DISCUSSION AND ANALYSIS

Total Direct Compensation

Under the rules and regulations of the SEC, each year the “Summary Compensation Table” must disclose the salary paid during that year, the annual cash incentive earned for that year and the equity-based, long-term incentive awards granted during that year. As noted below, because the equity-based pay we award in the first quarter of each year (similar to the cash bonus awarded in the first quarter of each year) represents compensation for prior year performance, the SEC’s approach prevents us from showing together all the pay – including salary, annual cash incentive and equity-based awards – earned for performance in any one calendar year. In order to provide our stockholders with the aggregate amount of compensation awarded for a given calendar year, we are including the supplemental “Total Direct Compensation Table” below. We believe the “Total Direct Compensation Table” enables a more meaningful annual compensation presentation than the “Summary Compensation Table” presented later in this proxy statement because it consists of (i) the actual salary paid for the year, (ii) the annual incentives and deferred cash compensation awarded for the year and (iii) the annual grant date fair value of equity grants awarded for the year, irrespective of when such amounts ultimately were granted, paid and/or vested. This table illustrates one of the analyses undertaken by the Compensation Committee in determining each element of our NEO compensation for the particular year in light of each executive’s performance during the year.

The Total Direct Compensation of our NEOs for 2018 is set forth in the table below. We have omitted Ms. Bott from the “Total Direct Compensation Table” because her employment ended in June 2018.

Executive	Year	Salary	Short-Term Incentive Compensation (Cash Bonus) (1)	Long-Term Incentive Compensation (Equity Awards)	Total Direct Compensation	% Change over Prior Year
Albert Behler	2018	$1,100,000	$2,475,000	$5,750,000	$9,325,000	4.8%
	2017	1,100,000	2,300,000	5,500,000	8,900,000	-11.2%
Wilbur Paes	2018	550,000	1,401,250	2,000,000	3,951,250	13.6%
	2017	525,000	1,154,500	1,800,000	3,479,500	15.4%
Peter Brindley (2)	2018	400,000	750,000	1,350,000	2,500,000	25.0%
	2017	325,000	575,000	1,100,000	2,000,000	n/a
David Zobel (3)	2018	358,750	475,000	1,000,000	1,833,750	n/a
Gage Johnson	2018	362,000	300,000	500,000	1,162,000	n/a

(1)	See page 50 for details on the amounts of cash bonus exchanged by our NEOs for equity pursuant to our Bonus Exchange Program.

(2)	Mr. Brindley was promoted to Executive Vice President, Leasing on December 14, 2017.

(3)	Mr. Zobel was promoted to Executive Vice President, Head of Acquisitions on June 26, 2018.

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COMPENSATION DISCUSSION AND ANALYSIS

Roles of the Compensation Committee, Compensation Consultant and Management

Compensation Committee

The Compensation Committee is comprised entirely of independent directors. The Compensation Committee has overall responsibility for monitoring the performance of our executives and evaluating and approving our executive compensation plans, policies and programs. In addition, our Compensation Committee oversees and administers our 2014 Equity Incentive Plan.

The Compensation Committee, after taking into account recommendations from our independent compensation consultant, determines all components of our CEO’s compensation. With respect to the other NEOs, the Compensation Committee seeks input from our CEO, in addition to our independent compensation consultant, and then reviews and grants final approval of all components of our other NEOs’ compensation as well.

Compensation Consultant

The Compensation Committee has engaged FPL, an outside compensation consultant, to provide guidance with respect to the development and implementation of our compensation programs. FPL provided our Compensation Committee with advice concerning the types and levels of compensation to be paid to our NEOs. FPL also guided the Compensation Committee in the design of our 2016, 2017 and 2018 performance-based equity programs.

The Compensation Committee performs an annual assessment of the compensation consultant’s independence to determine whether the consultant is independent. The Compensation Committee has determined that FPL is independent, and that their work has not raised any conflict of interests. During 2018, FPL did not provide any services to our Company other than the aforementioned services to the Compensation Committee.

Management

Our CEO attends Compensation Committee meetings, as appropriate, provides information as to the individual performance of the other NEOs and makes annual recommendations to the Compensation Committee of appropriate compensation levels for all NEOs other than himself. Nonetheless, all components of our executive officers’ compensation must be approved by the Compensation Committee in its sole discretion and the Compensation Committee regularly meets in executive session without our CEO or any members of management.

Other Compensation Policies and Practices

Employment Agreements and Executive Severance Plan

We have employment agreements with Messrs. Behler and Paes. We have also adopted an Executive Severance Plan in which Messrs. Brindley and Zobel are covered participants. (See “Potential Payments Upon Termination or Change in Control” below). These agreements and the Executive Severance Plan provide a certain level of severance in the event of a termination by us without cause or by the executives for good reason. In return, each executive agrees to certain restrictive covenants, including non-competition and non-solicitation covenants during their employment with us and for a limited period after termination of employment. We believe that these agreements and the Executive Severance Plan provide appropriate incentives and protections to these executives and, because the severance benefits are agreed to in advance, avoid the need for protracted negotiations in the event of termination of employment.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Elements of Compensation

Employee Benefits. Our full-time employees, including our NEOs, are eligible to participate in health and welfare benefit plans, such as medical, dental, life and long-term disability insurance.

401(k) Plan. We have a 401(k) Savings/Retirement Plan (“401(k) Plan”) that covers eligible employees, including our NEOs. Our 401(k) Plan permits eligible employees to contribute up to 25.0% of their pre-tax compensation and/or up to 25.0% of their after-tax compensation as a Roth contribution, subject to certain limitations imposed by the Internal Revenue Code (the “Code”). The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Our 401(k) Plan includes a matching contribution, subject to Code limitations, equal to 100.0% of the first 6.0% and 50.0% of the next 6.0% of the participant’s compensation.

Perquisites and Other Personal Benefits. We reimburse Mr. Behler for his club memberships up to $20,000 each year and provide him with life insurance coverage of $5.0 million and long-term disability insurance coverage of at least 60.0% of the sum of Mr. Behler’s base salary and target bonus, in effect from time to time. Mr. Behler also has personal use of a Company-leased car as well as limousine service. We provide Mr. Paes with an annual car allowance of $9,600 and free parking.

Retirement and Consulting Agreement with Jolanta Bott

Ms. Bott served as our Executive Vice President, Operations and Human Resources until June 30, 2018. For 2018, Ms. Bott’s annual base salary was $475,000. Pursuant to the Retirement and Consulting Agreement, in connection with Ms. Bott’s resignation from her employment, Ms. Bott received a single lump sum payment in the amount of $787,500 less applicable tax-related deductions and withholdings and $33,333 monthly for providing transitional consulting services during the six-month period of July 1, 2018 to December 31, 2018. In addition, Ms. Bott’s outstanding unvested time-based LTIP units were fully vested and a pro-rata portion of her performance-based LTIP units remained outstanding based on the portion of the performance period that had elapsed and may be earned based on our performance through the end of the applicable performance period. Ms. Bott was subject to certain restrictive covenants, including a non-competition covenant for six months and non-solicitation and non-interference covenants for six months following her resignation.

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COMPENSATION DISCUSSION AND ANALYSIS

Clawback Policy

We have adopted a formal clawback policy, which allows us to recoup compensation paid to an officer covered by the policy if the related financial results are subsequently restated as described below. The policy covers all of our current and former NEOs as well as certain other specified officers. Pursuant to this policy, if we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, then the Compensation Committee may require an employee covered by the policy to repay or forfeit to the Company “excess compensation.” Excess compensation includes annual cash bonus and long-term incentive compensation in any form (including options and LTIP units, whether time-based or performance-based) received by that employee during the three-year period preceding the publication of the restated financial statements that the Compensation Committee determines was in excess of the amount that such employee would have received if such compensation had been determined based on the financial results reported in the restated financial statements. In making its determination to recoup compensation from an officer, the Compensation Committee may take into account any factors it deems reasonable, including any determination whether the officer engaged in fraud, willful misconduct or committed acts or omissions which materially contributed to the events that led to the restatement.

The Compensation Committee intends to periodically review this clawback policy and, as appropriate, conform it to any applicable final rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Anti-Hedging and Anti-Pledging Policy

None of our executives have engaged in any hedging transactions with respect to our stock. Under our anti-hedging policy, no executive or director may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time unless such transaction has been approved by the Nominating and Corporate Governance Committee.

We also have an anti-pledging policy whereby no executive or director may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee.

Minimum Share Ownership Guidelines for Executive Officers and Directors

We have adopted minimum stock ownership guidelines that require each executive officer to maintain a minimum number of shares of our common stock (including operating partnership units and LTIP units) having a value equal to or greater than a multiple (six times, in the case of our CEO, and three times, in the case of all other Section 16 executive officers) of such executive officer’s base salary. Each executive officer must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for executive officers in place at that time) and the date of such officer’s appointment (for subsequently appointed executive officers), and until such time as the executive officer achieves such minimum, he or she must retain 50 percent of the value of any vested award, net of taxes.

We have adopted minimum stock ownership guidelines that require our independent directors to hold a number of shares of our common stock (including operating partnership units and LTIP units) having a market value equal to or greater than five times the portion of the annual base retainer which is eligible to be paid in cash. Each independent director must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for directors in place at that time) and the date of such director’s election to our Board (for subsequently appointed directors) to attain compliance with the stock ownership requirements.

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COMPENSATION DISCUSSION AND ANALYSIS

Tax Gross-Up Payments

We do not provide any “golden parachute” tax gross-up payments to our NEOs. Under the employment agreements with certain of our NEOs, if any payments or benefits to be paid or provided to the executive would be subject to “golden parachute” excise taxes under Section 280G of the Code, the executive’s payments and benefits under his or her employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the executive.

Tax Considerations

LTIP Units. For the LTIC awards that we grant to our NEOs, we issue a separate class of units of limited partnership interest in our operating partnership, which we refer to as LTIP units. LTIP units are similar to common units in our operating partnership, which generally are economically equivalent to shares of our common stock, except that the LTIP units are structured as “profits interests” for U.S. federal income tax purposes under current federal income tax law. As profits interests, LTIP units generally only have value, other than with respect to the right to receive distributions, if the value of the assets of our operating partnership increases between the issuance of LTIP units and the date of a book-up event for partnership tax purposes. If the value of the assets of our operating partnership increases sufficiently, the LTIP units can achieve full parity with common units in our operating partnership. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock. Except for the LTIP units issued under our Performance Programs, LTIP units, whether vested or unvested, entitle the holder to receive distributions per unit from our operating partnership that are equivalent to the dividends paid per share on our common stock.

LTIP units are intended to offer executives substantially the same long-term incentive as shares of restricted stock, with more favorable U.S. federal income tax treatment available for “profits interests” under current federal income tax law. More specifically, one key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. Conversely, under current federal income tax law, an executive would generally not be subject to tax at the time of issuance or vesting of an LTIP unit but only when he or she chooses to liquidate his or her LTIP units. Therefore, an executive who wishes to hold his or her equity awards for the long term can generally do so in a more tax-efficient manner with LTIP units. In light of the trade-offs between increased tax efficiency and incremental economic risk relating to the structure of the LTIP units as profits interests due to their only having value upon a book-up event as described above as compared to restricted stock, we have chosen to use LTIP units long-term equity incentive awards for our NEOs. We believe that the use of LTIP units has (i) enhanced our equity-based compensation package overall, (ii) advanced the goal of promoting long-term equity ownership by executives, (iii) not adversely impacted dilution as compared to restricted stock, and (iv) further aligned the interests of our executives with the interests of our stockholders. We also believe that these benefits outweigh the loss of the U.S. federal income tax business-expense deduction from the issuance of LTIP units, as compared to restricted stock.

Section 409A of the Code. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and

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COMPENSATION DISCUSSION AND ANALYSIS

arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Accounting Standards

The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives. ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity awards under the 2014 Equity Incentive Plan will be accounted for under ASC Topic 718.

Risk Considerations in Our Compensation Programs

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs with management and FPL, and the Compensation Committee does not believe the goals, or the underlying philosophy, of our compensation programs encourage excessive or inappropriate risk taking.

We structure the compensation of our executive officers to consist of both fixed and variable compensation. The fixed portion (base salary) of compensation is designed to provide a base level of income regardless of our financial or share price performance. The variable portion of compensation (STIC and LTIC) is designed to encourage and reward both short- and long-term financial, operational and individual performance, with appropriate caps on the maximum amount of annual cash incentive compensation and shares and/or units that can be earned. We have also put in place various policies (anti-hedging and pledging and clawback policies and stock ownership guidelines) that address and mitigate compensation-related risks.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Lizanne Galbreath (Chair)

Karin Klein

Mark Patterson

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COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information regarding the compensation paid to our NEOs:

Name and Principal Position	Year	Salary $	Bonus $		Non-Equity Incentive Plan Compensation $		Stock Awards(1) $		Option Awards(1) $		All Other Compensation(2) $		Total $
Albert Behler	2018	1,100,000	-		2,475,000	(4)	5,417,500		575,000	(4)	210,509		9,778,009
Chairman, Chief Executive	2017	1,100,000	-		2,300,000	(4)	6,402,500		487,500	(4)	163,867		10,453,867
Officer and President	2016	1,100,000	471,429	(3)	1,950,000	(4)	6,800,000		162,500	(4)	142,355		10,626,284
Wilbur Paes	2018	550,000	370,000		1,031,250	(4)	1,764,000		116,188		30,680		3,862,118
Executive Vice President,	2017	525,000	225,000	(3)	929,500	(4)	1,421,000		101,875		30,029		3,232,404
Chief Financial Officer	2016	512,500	225,000	(3)	815,000	(4)	3,487,500	(5)	-		28,072		5,068,072
and Treasurer
Peter Brindley	2018	400,000	-		750,000		1,078,000		-		20,540		2,248,540
Executive Vice President,	2017	325,000	575,000		-		907,000		-		19,707		1,826,707
Leasing
David Zobel	2018	358,750	475,000		-		820,250		-		20,459		1,674,459
Executive Vice President,
Head of Acquisitions
Gage Johnson	2018	362,000	300,000		-		410,125		-		20,719		1,092,844
Senior Vice President,
General Counsel and
Secretary
Jolanta Bott	2018	237,500	-		-		-		-		1,866,422	(6)	2,103,922
Former Executive Vice	2017	475,000	991,071	(3)	650,000		1,176,000		-		36,203		3,328,274
President, Operations	2016	475,000	203,571	(3)	550,000		1,500,000		-		39,933		2,768,504
and Human Resources

(1)

Reflects the aggregate grant date fair value of stock awards and performance-based awards granted, calculated in accordance with ASC Topic 718, disregarding the estimate for forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Assuming that maximum performance is achieved under our 2017 Performance Program, the value of the awards made to our NEOs at the date of grant would have been as follows: Mr. Behler – $12,961,274; Mr. Paes – $2,356,888; Mr. Brindley – $1,440,328; Mr. Zobel – $514,544 and Mr. Johnson – $257,279, respectively. The actual grant date fair value of these awards are set forth below under “2018 Grants of Plan Based Awards.”

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COMPENSATION OF EXECUTIVE OFFICERS

(2)	The table below sets forth the components of “All Other Compensation” for 2018, other than payments made to Ms. Bott under the separation agreement, which is discussed in footnote (6) below.
Executive	Life Insurance/ Executive Long-Term Disability Insurance $	401(k) Company Match $	Car Allowance/ Car/ Car Insurance $	Parking $		Club Membership $	Total $
Albert Behler	90,202	18,500	81,807	-		20,000	210,509
Wilbur Paes	2,580	18,500	9,600	-	(a)	-	30,680
Peter Brindley	2,290	18,250	-	-		-	20,540
David Zobel	2,209	18,250	-	-		-	20,459
Gage Johnson	2,219	18,500	-	-		-	20,719
Jolanta Bott	1,258	24,500	7,944	-	(a)	-	33,702
(a)	Mr. Paes and Ms. Bott received free parking at the Company’s premises, but the Company did not incur incremental cost in connection therewith.
(3)	Amounts represent deferred cash compensation awarded under our deferred compensation plan and, for Ms. Bott for 2017, cash bonus paid in lieu of LTIC awards.
(4)

Our NEOs may elect to exchange all or a portion of their STIC for equity pursuant to our Bonus Exchange Program (see page 50 for details). The following table shows the actual cash bonuses awarded to the NEOs pursuant to our STIC program that participated in the Bonus Exchange Program, including the amount exchanged, the premium received on exchange and the exchanged equity value. Pursuant to SEC rules, the amount of the actual bonuses awarded is reported in the above Summary Compensation Table under the “Bonus” column, but the 25% premium on exchange is disclosed in the following year under the column “Stock Awards” or “Option Awards”, whichever is applicable.

Executive	Year	STI Compensation $	Amount Exchanged $	25% Premium on Exchange $	Exchange Equity Value $
Albert Behler	2018	2,475,000	1,975,000	-	1,975,000
	2017	2,300,000	2,300,000	575,000	2,875,000
	2016	1,950,000	1,950,000	487,500	2,437,500
Wilbur Paes	2018	1,031,250	515,625	128,907	644,532
	2017	929,500	464,750	116,188	580,938
	2016	815,000	407,500	101,875	509,375
Peter Brindley	2018	750,000	187,500	46,875	234,375
Gage Johnson	2018	300,000	100,000	25,000	125,000
(5)	Includes LTIP units granted to Mr. Paes in connection with his promotion to Executive Vice President, Chief Financial Officer and Treasurer in March 2016, with a grant date fair value of $1,987,500.
(6)

Includes cash severance of $787,500 paid to Ms. Bott and $845,220 of accelerated vesting of LTIP units in connection with her retirement and $200,000 for providing transitional consulting services during the six-month period from July 1, 2018 to December 31, 2018 – see “Compensation Analysis – Retirement and Consulting Agreement with Jolanta Bott” for details.

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COMPENSATION OF EXECUTIVE OFFICERS

2018 Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of an award made to our

NEOs in the fiscal year ended December 31, 2018.

									All
									Other		Date
									Stock		Grant
									Awards;		Date
									Number		Fair
			Estimated Future Payouts Under			Estimated Future Payouts Under			of Shares		Value
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			of Stock		of Stock
	Grant	Approval	Threshold (1)	Target(1)	Maximum(1)	Threshold(2)	Target(2)	Maximum(2)	or Units		Awards
Executive	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)		($)
Albert Behler	2/5/2018	2/5/2018	-	-	-	-	-	-	116,280	(3)	1,567,500
	2/5/2018	2/5/2018	-	-	-	-	-	-	42,656	(4)	575,000
	2/5/2018	2/5/2018	-	-	-	195,349	271,318	685,867	-		3,850,000
	n/a	n/a	825,000	1,650,000	2,475,000	-	-	-	-		-
Wilbur Paes	2/5/2018	2/5/2018	-	-	-	-	-	-	50,740	(3)	684,000
	2/5/2018	2/5/2018	-	-	-	-	-	-	8,619	(5)	116,188
	2/5/2018	2/5/2018	-	-	-	54,811	76,110	166,095	-		1,080,000
	n/a	n/a	343,750	687,500	1,031,250	-	-	-	-		-
Peter Brindley	2/5/2018	2/5/2018	-	-	-	-	-	-	31,008	(3)	418,000
	2/5/2018	2/5/2018	-	-	-	33,496	46,512	101,503	-		660,000
	n/a	n/a	250,000	500,000	750,000	-	-	-	-		-
David Zobel	2/5/2018	2/5/2018	-	-	-	-	-	-	41,931	(3)	565,250
	2/5/2018	2/5/2018	-	-	-	11,966	17,970	36,261	-		255,000
	n/a	n/a	-	-	-	-	-	-	-		-
Gage Johnson	2/5/2018	2/5/2018	-	-	-	-	-	-	20,966	(3)	282,625
	2/5/2018	2/5/2018	-	-	-	5,983	8,985	18,131	-		127,500
	n/a	n/a	-	-	-	-	-	-	-		-

(1)	Represents possible payouts of the awards made under our STIC program for 2018, which are described in more detail above under “–Compensation Disclosure and Analysis.
(2)	The information in these columns represents awards made under our 2017 Performance Program which are described below.
(3)

Represents LTIP units granted for 2017 performance to executive officers and employees under our 2014 Equity Incentive Plan, with 25.0% vesting on each of February 15, 2019, 2020, 2021 and 2022 subject to continued employment.

(4)

Mr. Behler exchanged 100% of his 2017 incentive cash bonus for 213,279 LTIP units, subject to vesting over three years based on continued employment. The amount reported above represents the portion of the LTIP units associated with the premium of $575,000 on conversion of Mr. Behler’s 2017 incentive cash bonus of $2,300,000, as the amount of Mr. Behler’s 2017 incentive cash bonus is reported as Non- Equity Incentive Plan Compensation for 2017 in the Summary Compensation Table.

(5)

Mr. Paes exchanged 50% of his 2017 incentive cash bonus for 43,097 LTIP units, subject to vesting over three years based on continued employment. The amount reported above represents the portion of the LTIP units associated with the premium of $116,188 on conversion of Mr. Paes’s 2017 incentive cash bonus of $464,750, as the amount of Mr. Paes’s 2017 incentive cash bonus is reported as Non-Equity Incentive Plan Compensation for 2017 in the Summary Compensation Table.

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COMPENSATION OF EXECUTIVE OFFICERS

Discussion of Summary Compensation Table and 2018 Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the 2018 Grants of Plan-Based Awards Table was paid or awarded, are described above under “–Compensation Discussion and Analysis.”

Employment Agreements

We have entered into employment agreements with each of Messrs. Behler and Paes. Mr. Behler’s current employment agreement has a term of three years commencing on January 1, 2018; provided that the initial term will be automatically extended for up to an additional one-year term thereafter unless either party provides written notice of a non-renewal no later than 180 days prior to the expiration the initial term or subsequent extension. Mr. Paes’s current employment agreement expires on December 31, 2019.

Under the terms of the agreements with Messrs. Behler and Paes, they are entitled to receive an annual base salary subject to potential merit increases (but not decreases) each year. For 2018, Messrs. Behler and Paes had base salaries of $1,100,000 and $550,000, respectively. Each employment agreement also provides for cash bonuses with a target amount of at least 150.0% and 125.0% of base salary for each of Messrs. Behler and Paes, respectively. The amount of the actual cash bonuses will be made by our Compensation Committee, in its sole discretion, based on such factors relating to the performance of the executive or us as it deems relevant and may be more or less than the target amount. Each agreement also provides eligibility for vacation and for participation in various employee benefits such as health, dental, life and disability insurance, deferred compensation plan (with funding through a rabbi trust), 2014 Equity Incentive Plan, and Section 401(k) plan. The employment agreement for Mr. Behler also provides for reimbursement of club memberships up to $20,000 each year, minimum life insurance coverage of $5.0 million and long-term disability insurance coverage of at least 60.0% of the sum of Mr. Behler’s base salary and target bonus, in effect from time to time. The employment agreement for Mr. Paes provides for an annual car allowance of $9,600 and free parking. Additionally, each of the employment agreements provides certain severance and change in control benefits which are described in more detail below under “–Severance and Change in Control Benefits.”

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2017 Performance Program

Awards under the 2017 Performance Program, which are included in the 2018 Grants of Plan-Based Awards table above are earned based on TSR over a three-year performance measurement period beginning on January 1, 2018, and continuing through December 31, 2020, on both an absolute basis and relative basis.

•

25.0% of the award is earned if our TSR over the three-year performance measurement period equals or exceeds 30.0%, with no awards being earned if our TSR over such period is less than 18.0% and awards being determined based on linear interpolation if our TSR over such period falls between such ranges.

•

75.0% of the award is earned if our TSR over the three-year performance measurement period equals or exceeds the 80th percentile of the performance of the SNL Office REIT Index constituents on a relative basis, with no awards being earned if our TSR over such period is less than the 30th percentile and awards being determined based on linear interpolation if our TSR over such period falls between such ranges.

In the case of our CEO, awards under the 2017 Performance Program include an additional performance feature requiring threshold TSR performance on both an absolute basis and a relative basis in order for any awards to be earned. Accordingly, our CEO will not earn any awards pursuant to the 2017 Performance Program unless our TSR for the performance measurement period is 18.0% or higher and in the 30th percentile or higher of the SNL Office REIT Index constituents.

In addition, if the designated performance objectives are achieved, awards earned under the 2017 Performance Program are also subject to vesting based on continued employment with us through December 31, 2021, with 50.0% of each award vesting upon the conclusion of the performance measurement period, and the remaining 50.0% vesting on December 31, 2021. Furthermore, our NEOs are required to hold earned awards for an additional year following vesting. See “—Potential Payments Upon Termination or Change in Control” for a description of the treatment of the awards granted under our Performance Programs that apply in the event of a termination of employment or a change of control.

LTIP Unit Awards

In 2018, we granted LTIP units to our NEOs pursuant to our 2014 Equity Incentive Plan, as described in the 2018 Grants of Plan-Based Awards table. Generally, we make distributions to holders of all LTIP units (other than those granted pursuant to our Performance Programs), whether vested or not, at the same rate per share as dividends per share paid to our common stockholders. See “– Potential Payments Upon Termination or Change in Control” for a description of the treatment of the LTIP units in the event of a termination of employment or a change of control.

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COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at Fiscal Year-End 2018

The following table sets forth certain information with respect to all outstanding equity awards held by our NEOs as of December 31, 2018.

	Option Awards					Stock Awards
Executive	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Awards That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Awards That Have Not Vested ($)(2)
Albert Behler	400,000	100,000	(3)	17.50	11/17/2024	-		-	-	-
	191,176	47,795	(4)	14.94	2/23/2026	-		-	-	-
	242,537	363,807	(5)	16.81	1/30/2027	-		-	-	-
	-	-		-	-	57,143	(6)	717,716	-	-
	-	-		-	-	85,535	(7)	1,074,320	-	-
	-	-		-	-	87,003	(8)	1,092,758	-	-
	-	-		-	-	116,280	(9)	1,460,477	-	-
	-	-		-	-	213,279	(10)	2,678,784	-	-
	-	-		-	-	-		-	594,099	7,461,883
Wilbur Paes	60,000	40,000	(11)	19.08	3/31/2025	-		-	-	-
	-	-		-	-	3,429	(6)	43,068	-	-
	-	-		-	-	18,868	(7)	236,982	-	-
	-	-		-	-	62,500	(12)	785,000	-	-
	-	-		-	-	25,878	(8)	325,028	-	-
	-	-		-	-	19,139	(13)	240,386	-	-
	-	-		-	-	50,740	(9)	637,294	-	-
	-	-		-	-	43,097	(10)	541,298	-	-
	-	-		-	-	-		-	156,118	1,960,842
Peter Brindley	-	-		-	-	9,143	(6)	114,836	-	-
	-	-		-	-	11,321	(7)	142,192	-	-
	-	-		-	-	16,062	(8)	201,739	-	-
	-	-		-	-	4,697	(13)	58,994	-	-
	-	-		-	-	31,008	(9)	389,460	-	-
	-	-		-	-	-		-	95,587	1,200,573
David Zobel	-	-		-	-	5,715	(6)	71,780	-	-
	-	-		-	-	10,063	(7)	126,391	-	-
	-	-		-	-	14,278	(8)	179,332	-	-
	-	-		-	-	41,931	(9)	526,653	-	-
	-	-		-	-	-		-	61,592	773,596
Gage Johnson	8,551	12,827	(5)	16.81	1/30/2027	2,286	(6)	28,712	-	-
	-	-		-	-	7,548	(7)	94,803	-	-
	-	-		-	-	7,140	(8)	89,678	-	-
	-	-		-	-	20,966	(9)	263,333	-	-
	-	-		-	-	-		-	34,563	434,111
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(1)

Based on a price of $12.56 per unit, which was the closing price on the NYSE of one share of our common stock on December 31, 2018. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock.

(2)

Represents outstanding awards under our 2015, 2016 and 2017 Performance Programs. The number and market or payout value of equity incentive plan awards is based on the amount that the NEOs would have earned under our 2015, 2016 and 2017 Performance Programs, if the threshold performance goals were achieved. Awards under our 2015 Performance Program are earned based on our TSR over a three-year performance period ending March 17, 2019, with 50% of any award earned vesting upon the conclusion of the performance measurement period, and the remaining 50.0% vesting on March 17, 2020, subject to continued employment. Awards under our 2016 Performance Program are earned based on our TSR over a three-year performance period ending December 31, 2019, with 50% of any award earned vesting upon the conclusion of the performance measurement period, and the remaining 50.0% vesting on December 31, 2020, subject to continued employment. Awards under our 2017 Performance Program are earned based on our TSR over a three-year performance period ending December 31, 2020, with 50% of any award earned vesting upon the conclusion of the performance measurement period, and the remaining 50.0% vesting on December 31, 2021, subject to continued employment. Assuming performance for the three-year performance period applicable to these awards continued at the same annualized rate as we experienced from the beginning of each performance period through December 31, 2018, the NEOs (other than our CEO) would not have earned any awards under the 2015 Performance Program and would have earned awards between threshold and target for the 2016 and 2017 Performance Programs. In the case of our CEO, awards under the 2017 Performance Program are earned only if both absolute and relative hurdles are achieved. Accordingly, our CEO would not have earned any awards under the 2015 and 2017 Performance Programs and would have earned an award between threshold and Target for the 2016 Performance Program. In accordance with SEC rules, the number and market or payout value of equity incentive plan awards is based on the awards that the NEOs would have earned under our Performance Programs, if the respective performance goals were achieved, as follows:

	2015 Performance	2016 Performance	2017 Performance
	Program at Threshold	Program at Target	Program at Threshold
Executive	(#)	(#)	(#)
Albert Behler	128,078	270,672	195,349

	2015 Performance	2016 Performance	2017 Performance
	Program at Threshold	Program at Target	Program at Target
Executive	(#)	(#)	(#)
Wilbur Paes	28,253	51,755	76,110
Peter Brindley	16,951	32,124	46,512
David Zobel	15,068	28,554	17,970
Gage Johnson	11,301	14,277	8,985
(3)	Reflects the unvested portion of stock options granted on November 18, 2014 in connection with our initial public offering, which vest on November 18, 2019, subject to continued employment.
(4)	Reflects the unvested portion of stock options granted on February 23, 2016 in connection with our bonus exchange program, which vest on February 23, 2019, subject to continued employment.
(5)

Reflects the unvested portion of stock options granted on January 30, 2017 in connection with our bonus exchange program, with two-thirds of the unvested amount vesting on January 30, 2019, and the remaining one-third of the unvested amount vesting on January 30, 2020, subject to continued employment.

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COMPENSATION OF EXECUTIVE OFFICERS

(6)	Reflects the unvested portion of LTIP units granted on November 24, 2014 in connection with our initial public offering, which vest on November 24, 2019, subject to continued employment.

(7)	Reflects the unvested portion of LTIP units granted on March 18, 2016, with vesting in equal installments on each of March 18, 2019 and 2020, subject to continued employment.
(8)	Reflects the unvested portion of LTIP units granted on January 30, 2017, with vesting in equal installments on each of January 30, 2019, 2020 and 2021, subject to continued employment.
(9)	Reflects LTIP units granted on February 5, 2018, with vesting in equal installments on each of February 15, 2019, 2020, 2021 and 2022, subject to continued employment.
(10)

Reflects the LTIP units granted on February 5, 2018 in connection with our bonus exchange program, with 40.0% vesting on each of February 15, 2019 and 2020, and the remaining 20.0% vesting on February 15, 2021, subject to continued employment.

(11)	Reflects the unvested portion of stock options granted on April 1, 2015, which vest in equal installments on each of April 1, 2019 and 2020, subject to continued employment.
(12)

Reflects the unvested portion of LTIP units granted to Mr. Paes on March 18, 2016 in connection with his employment agreement, with vesting in equal installments on each of March 18, 2019 and 2020, subject to continued employment.

(13)

Reflects the unvested portion of LTIP units granted on January 30, 2017 in connection with our bonus exchange program, with two-thirds of the unvested amount vesting on January 30, 2019, and the remaining one-third of the unvested amount vesting on January 30, 2020, subject to continued employment.

2018 Option Exercises and Stock Vested

The following table sets forth the aggregate number of options to purchase shares of our common stock that was exercised by our NEOs in 2018 and the aggregate number of shares of common stock and LTIP units that vested in 2018. The value realized on exercise is the product of (i) the closing price on the NYSE of a share of common stock on the date of exercise minus the exercise price, multiplied by (ii) the number of shares of common stock underlying exercised options. The value realized on vesting is the product of (i) the closing price on the NYSE of a share of common stock on the vesting date (or, if there were no reported sales on such date, the most recent previous date on which there were reported sales), multiplied by (ii) the number of shares/LTIP units vesting.

Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Albert Behler	-	-	128,911	1,858,857
Wilbur Paes	-	-	65,497	958,929
Peter Brindley	-	-	23,289	336,664
David Zobel	-	-	15,505	224,291
Gage Johnson	-	-	14,782	212,524
Jolanta Bott	-	-	88,857	1,348,446

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Nonqualified Deferred Compensation

We made no deferred cash compensation awards to any of our NEOs for 2018. In prior years, Messrs. Behler and Paes and Ms. Bott had received deferred cash compensation under our deferred compensation plan. Deferred cash compensation is credited with earnings or losses based upon the investment returns of assets in the rabbi trust managed by the trustee.

The table below summarizes the annual rates of return for the year ended December 31, 2018 for the assets in the rabbi trust:

Name of Fund	2018 Rate of Return (%)	Name of Fund	2018 Rate of Return (%)
Money Market Fund	1.68%	Emerging Markets Fund	-12.34%
US Large Cap Fund	-3.46%	Investment Grade Taxable	1.75%
US Mid Cap Fund	0.00%	Investment Grade Tax Exempt	1.68%
US Small Cap Fund	-15.54%	International Developed Bonds	1.45%
International Developed Fund	-12.45%

Benefits under the deferred compensation plan will become available to be paid upon separation of service from the Company.

The following table shows deferred cash compensation granted to our NEOs under the deferred compensation plan during the year ended December 31, 2018, the earnings (losses) and withdrawals/ distributions during the year, and the aggregate account balance of each NEO under the deferred compensation plan as of December 31, 2018.

Executive	Recent Contributions in 2018 ($)(1)	Aggregate Earnings in 2018 ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at 12/31/2018 ($)
Albert Behler	-	(619,020)	-		26,973,270	(2)
Wilbur Paes	225,000	(11,011)	-		464,695	(2)
Jolanta Bott	203,571	(178,655)	(5,064,941)	(3)	-

(1)	All of the amounts reported in the contributions column are also included in the Summary Compensation Table as bonus for 2018.
(2)

Amounts include contributions made by plan participants, and our predecessor company. The cumulative contributions made by the Company since the completion of our initial public offering in November 2014 are as follows: Mr. Behler – $1,040,394, Mr. Paes – $450,000 and Ms. Bott – $652,831.

(3)	Represents distributions made to Ms. Bott upon retirement.

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COMPENSATION OF EXECUTIVE OFFICERS

Employment Agreements

Pursuant to the terms of the employment agreements with Messrs. Behler and Paes upon the termination of the executive’s employment by us without “cause” (as defined in the applicable employment agreement) or by the executive for “good reason” (as defined in the applicable employment agreement), subject to the executive signing a separation agreement and mutual release, the executive will be entitled to the following severance payments and benefits:

•

a lump sum cash payment equal to the sum of the executive’s earned but unpaid base salary, earned but unpaid annual cash incentive bonus, unpaid expense reimbursement and accrued but unused vacation time to the date of termination;

•

a lump sum cash payment equal to a multiple of (x) the executive’s then-current annual base salary, plus (y) the average of the annual cash incentive bonuses earned by the executive with respect to the three most recent fiscal years ending on or before the date of termination (but not less than $1,250,000 for Mr. Behler and $750,000 for Mr. Paes); the multiple is two for Mr. Behler and one for Mr. Paes or, in the event such termination occurs in connection with or within two years after a change in control (as defined in the applicable employment agreement), 3 for Mr. Behler and 2 for Mr. Paes;

•	a prorated portion of the annual bonus for the year of termination, calculated based on the executive’s target bonus for such year;

•

a lump sum cash payment equal to a multiple of annual premium payable by us for the executive’s health and dental insurance; the multiple is two for Mr. Behler and one for Mr. Paes; or, in the event such termination occurs in connection with or within two years after a change in control, 2 for Mr. Behler and 1.5 for Mr. Paes; and

•

accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

None of the employment agreements provide for any tax gross ups and, in the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute payments (within the meaning of Section 280G of the Code), the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive. Each employment agreement provides that, upon a change in control, we will set aside funds in a rabbi trust in an amount sufficient to pay the severance payments due in the event of the termination of the executive in connection with or within two years after a change in control of our company either by us without “cause” or by the executive for “good reason,” provided that the executive will only be entitled to these funds in the event the executive’s employment is actually terminated in connection with or within two years after a change in control of our company either by us without “cause” or by the executive for “good reason.”

All of the cash severance payments described above are to be made as lump sum payments within 30 days after the date of termination of employment. However, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the Code, severance pay and benefits will be delayed until six months and one day after termination during which time the payments will accrue interest at the short-term applicable federal rate.

Each employment agreement also provides that in the event the executive’s employment is terminated on account of his or her death or disability, the executive or his or her beneficiary in the case of death will receive the following payments:

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•

a lump sum cash payment equal to the sum of the executive’s earned but unpaid base salary, earned but unpaid annual cash incentive bonus, unpaid expense reimbursement and accrued but unused vacation time to the date of termination;

•	a prorated portion of the annual bonus payable for the year of such termination, calculated based on actual achievement of applicable performance metrics for the applicable year; and

•

accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

Each executive is subject to certain restrictive covenants pursuant to their employment agreements, including non-competition and non-solicitation covenants during their employment with us and for six months after termination of employment.

Executive Severance Plan

We have adopted an Executive Severance Plan for the benefit of certain specified executive officers who are not parties to (or, in some cases, who may no longer be covered by the severance provisions of) an employment agreement, including Messrs. Brindley and Zobel. In the event a participating officer is terminated by us without cause, subject to the officer signing a separation agreement and release with restrictive covenants, including non-competition and non-solicitation covenants for six months after termination of employment, this plan will provide severance benefits in the amount of the sum of the officer’s base salary, most recent cash bonus and an amount equal to the annual premium payable by us for the officer’s health and dental insurance.

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COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments Upon Termination or Change in Control

The following tables set forth the amounts that would have been paid to our continuing NEOs in the event of a termination by us without “cause” or by the executive for “good reason” other than in connection with a change in control; upon death or disability; upon a change in control without termination and upon a termination by us without “cause” or by the executive for “good reason” in connection with a change in control occurring, in each case, as of December 31, 2018. The amounts in the tables below exclude payments that would be made for (i) accrued salary and vacation pay; (ii) distribution of plan balances under our 401(k) plan; (iii) life insurance proceeds in the event of death; and (iv) disability insurance payouts in the event of disability to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment.

Executive	Without Cause/ For Good Reason	Death/Disability	Change in Control (No Termination)	Change in Control (Termination Without Cause/For Good Reason)
Albert Behler
Bonus	$1,650,000	$1,650,000	$-	$1,650,000
Cash Severance	5,466,667	-	-	8,200,000
Vesting of LTIP Units(1)	7,024,055	7,024,055	7,024,055	7,024,055
Vesting of Stock Options(2)	-	-	-	-
Performance Awards(3)	-	-	-	1,855,669
Benefits(4)	25,998	-	-	25,998
Total(5)	$14,166,720	$8,674,055	$7,024,055	$18,755,722
Wilbur Paes
Bonus	$687,500	$687,500	$-	$687,500
Cash Severance	1,300,000	-	-	2,600,000
Vesting of LTIP Units(1)	2,809,056	2,809,056	2,809,056	2,809,056
Vesting of Stock Options(2)	-	-	-	-
Performance Awards(3)	-	-	-	550,388
Benefits(4)	32,463	-	-	48,695
Total(5)	$4,829,019	$3,496,556	$2,809,056	$6,695,639
Peter Brindley
Bonus	$500,000	$-	$-	$500,000	(7)
Cash Severance	400,000	-	-	400,000	(7)
Vesting of LTIP Units(1)	907,221	907,221	907,221	907,221
Vesting of Stock Options(2)	-	-	-	-
Performance Awards(3)	-	-	-	319,973
Benefits(4)	32,463	-	-	32,463
Total(6)	$1,839,684	$907,221	$907,221	$2,159,657

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Executive	Without Cause/ For Good Reason	Death/Disability	Change in Control (No Termination)	Change in Control (Termination Without Cause/For Good Reason)
David Zobel
Bonus	$475,000	$-	$-	$475,000	(7)
Cash Severance	380,000	-	-	380,000	(7)
Vesting of LTIP Units(1)	904,156	904,156	904,156	904,156
Vesting of Stock Options(2)	-	-	-	-
Performance Awards(3)	-	-	-	220,875
Benefits(4)	32,463	-	-	32,463
Total(6)	$1,791,619	$904,156	$904,156	$2,012,494
Gage Johnson
Bonus	$-	$-	$-	$-
Cash Severance	325,550	-	-	325,550
Vesting of LTIP Units(1)	476,526	476,526	476,526	476,526
Vesting of Stock Options(2)	-	-	-	-
Performance Awards(3)	-	-	-	110,441
Benefits(4)	41,663	-	-	41,663
Total(6)	$843,739	$476,526	$476,526	$954,180

(1)

For all of the executives, outstanding equity awards with time-based vesting fully vest upon a change in control, the executive’s termination upon death or disability, or termination by us without cause or by the executive for good reason. As of December 31, 2018, Messrs. Behler, Paes, Brindley, Zobel and Johnson held unvested time-based LTIP units as follows: Mr. Behler – 559,240 LTIP units; Mr. Paes – 223,651 LTIP units; Mr. Brindley – 72,231 LTIP units; Mr. Zobel –71,987 LTIP units; and Mr. Johnson –37,940 LTIP units. For purposes of the tables above, the value of the equity awards that vest are based on the value of unvested awards set forth in the “Outstanding Equity Awards at Fiscal Year-End 2018” table above.

(2)

All of the executives’ outstanding stock options fully vest upon a change in control, the executive’s termination upon death or disability, termination by us without cause or by the executive for good reason. Assumes that the per share value of the stock options that vest equals (i) $12.56 per share, which was the closing price on the NYSE of one share of our common stock on December 31, 2018, less (ii) the exercise price per share of such stock options. Information regarding unvested stock options held by our NEOs as of December 31, 2018 is contained in the “Outstanding Equity Awards at Fiscal Year-End 2018” table above.

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COMPENSATION OF EXECUTIVE OFFICERS

(3)

In accordance with the terms of our Performance Programs outstanding as of December 31, 2018, in the event of a change in control during the performance period, the performance period will be shortened to end on the date of the change in control and the executives’ awards will be based on performance through that date, with further proration if the change in control occurs during the first year of the performance period. Any LTIP units earned upon a change in control will remain subject to time-based vesting but will be fully vested in the event of termination by us without cause or by the executive for good reason within 18 months following the change in control. Based on our TSR performance from the beginning of the respective performance period through December 31, 2018, in the event of a change in control as of December 31, 2018, all outstanding awards under our 2015 Performance Program would have been forfeited and our executives (other than our CEO) would have earned a portion of their awards under our 2016 and 2017 Performance Programs. In the event of a change in control as of December 31, 2018, our CEO would have forfeited all outstanding awards under our 2015 and 2017 Performance Programs and would have earned a portion of the award under our 2016 Performance Program. If an executive’s employment is terminated before the end of a performance period as a result of death or disability, or is terminated by us without cause or by the executive for good reason, the executive’s award will be calculated as of the end of the performance period in the same manner as if such termination had not occurred, but prorated based on the number of days in the performance period during which such executive was employed by us. Any LTIP units so earned will be fully vested. No amounts are included in the event of such a termination, because the executive only would have been entitled to vesting to the extent that the awards were earned based on the achievement of the performance-based vesting criteria through the end of the performance period.

(4)   Benefits payment includes a lump sum cash payment equal to a multiple of annual premium payable by us for the executive’s health and dental insurance; the multiple is two for Mr. Behler and one for Messrs. Paes, Brindley, Zobel and Johnson; or, in the event such termination occurs in connection with or within two years after a change in control, two for Mr. Behler, 1.5 for Mr. Paes, and one for Messrs. Brindley, Zobel and Johnson.

(5)

In the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute payments (within the meaning of Section 280G of the Code), the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive.

(6)

Payments under the Executive Severance Plan are subject to Messrs. Brindley and Zobel signing a separation agreement and release with restrictive covenants, including non-competition and non-solicitation covenants for six months after termination of employment.

(7)	These payments will only be made under the Executive Severance Plan if Messrs. Brindley and Zobel are terminated by us without cause.

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Pay Ratio Disclosure Rule

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The PEO of our Company is Mr. Behler.

We believe that our compensation philosophy must be consistent and internally equitable to motivate our employees to create shareholder value. The purpose of the new required disclosure is to provide a measure of the equitability of pay within the organization. We are committed to internal pay equity, and our Compensation Committee monitors the relationship between the pay our PEO receives and the pay our non-executive employees receive.

As illustrated in the table below, our 2018 PEO to median employee pay ratio was 99.23.

"PEO" 2018 Compensation	$9,778,009
Median Employee 2018 Compensation	$98,538
Ratio of PEO to Median Employee Compensation	99.23

We identified the median employee using the amount reported as compensation on the employee’s Form W-2 for the year ended December 31, 2018, for all individuals who were employed by us on December 31, 2018, the last day of our payroll year (whether employed on a full-time, part-time or seasonal basis). Employees on leave of absence were excluded from the list and reportable wages were annualized for those employees who were not employed for the full calendar year.

Compensation Committee Interlocks and Insider Participation

During 2018, the following directors, all of whom are independent directors, served on our Compensation Committee for at least part of the year: Lizanne Galbreath, Karin Klein, Mark Patterson, and David O’Connor. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of shares of our common stock and units in our operating partnership as of March 1, 2019, with respect to:

•	each of our directors;
•	each of our NEOs;
•	each person known by us to be the beneficial owner of 5% or more of the outstanding shares of our common stock or the outstanding shares of our common stock and units in our operating partnership; and
•	all of our directors and executive officers as a group.

Beneficial ownership of shares and units is determined under rules of the SEC and generally includes any shares or units, as applicable, over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock and units in our operating partnership shown as beneficially owned by them. Shares of our common stock and units in our operating partnership that a person has the right to acquire within 60 days of March 1, 2019 are deemed to be outstanding and beneficially owned by the person having the right to acquire such shares or units for purposes of the table below, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

As of March 1, 2019, there were 233,659,124 shares of our common stock outstanding and 25,471,335 units of our operating partnership outstanding, consisting of 23,157,222 common operating partnership units and 2,314,113 LTIP units (excluding 4,709,520 unvested performance-based LTIP units granted to the Company’s executive officers and employees pursuant to our Performance Plans, which may be earned based on the achievement of the designated performance objectives).

Unless otherwise indicated, all shares and units are owned directly. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1633 Broadway, Suite 1801, New York, NY 10019.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Common Stock		Common Stock and Units
Executive	Number of Shares Beneficially Owned(1)	Percentage of All Shares(2)	Number of Shares and Units Beneficially Owned(1)	Percentage of All Shares and Units(2)
5% Stockholders
The Otto Family Group(3)	33,415,587	14.3%	33,447,545	12.9%
The Vanguard Group(4)	30,226,745	12.9%	30,226,745	11.7%
Norges Bank (The Central Bank of Norway) (5)	19,623,132	8.4%	19,623,132	7.6%
BlackRock(6)	15,853,054	6.8%	15,853,054	6.1%
Alexander Otto(7)	14,145,495	6.1%	14,145,495	5.5%
T. Rowe Price Associates, Inc.(8)	13,350,598	5.7%	13,350,598	5.2%
Katharina Otto-Bernstein(21)	12,131,489	5.2%	12,163,447	4.7%

Executive Officers and Directors
Albert Behler(9)	1,235,858	*	7,095,972	2.7%
Wilbur Paes(10)	90,000	*	577,341	*
Peter Brindley(11)	-	*	297,430	*
David Zobel(12)	-	*	201,936	*
Gage Johnson(13)	17,102	*	195,340	*
Thomas Armbrust(14)	160,529	*	160,529	*
Martin Bussmann(15)	-	*	21,025	*
Colin Dyer	-	*	-	*
Dan Emmett(16)	57,142	*	89,100	*
Lizanne Galbreath(17)	15,625	*	47,583	*
Karin Klein(18)	-	*	21,025	*
Peter Linneman(19)	30,000	*	69,476	*
Mark Patterson(20)	-	*	7,634	*
Katharina Otto-Bernstein(21)	12,131,489	5.2%	12,163,447	4.7%
All directors and executive officers as a group (14 persons)(22)	13,737,745	5.8%	20,947,838	8.0%

(*)	Represents less than 1.0%
(1)

“Number of shares beneficially owned” includes shares of common stock that may be acquired by exercising stock options within 60 days of March 1, 2019 but does not include shares of common stock that may be acquired by redeeming common units in the operating partnership. “Number of shares and units beneficially owned” includes all shares included in the column titled “Number of shares beneficially owned” plus shares of common stock that may be acquired by redeeming common units in the operating partnership assuming that (i) all outstanding common units in the operating partnership are immediately redeemable/exchangeable, (ii) all outstanding LTIP units have vested in full and have been converted into an equal number of common units in the operating partnership (excluding unvested performance-based LTIP units granted to the Company’s executive officers and employees pursuant to our Performance Plans, which may be earned based on the achievement of designated performance objectives) and (iii) all common units in the operating partnership have been exchanged for shares of common stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)

As of March 1, 2019, 233,659,124 shares of common stock, 23,157,222 common units in the operating partnership and 2,314,113 LTIP units were outstanding (excluding 4,709,520 unvested performance-based LTIP units granted to the Company’s executive officers and employees pursuant to our Performance Plans, which may be earned based on the achievement of designated performance objectives). To compute the percentage of outstanding shares of common stock held by each person and unless otherwise noted, any share of common stock which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days of March 1, 2019 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of outstanding shares of common stock and units held by each person is calculated in the same manner as the percentage of outstanding shares of common stock, except that in performing this calculation we assume that: (i) all outstanding LTIP units held by all persons have vested in full and have been converted into an equal number of common units in the operating partnership, and (ii) all common units in the operating partnership held by all persons, other than us, have been exchanged for shares of common stock.

(3)

Based on information provided on a Schedule 13D jointly filed with the SEC on December 4, 2014 by AROSA Vermo¨ gensverwaltungsgesellschaft m.b.H., a German limited liability company (“AROSA”), Alexander Otto, the sole shareholder of AROSA, Katharina Otto-Bernstein and Maren Otto. Represents the shares beneficially owned by Maren Otto and her two children, Alexander Otto and Katharina Otto-Bernstein. Maren Otto has sole voting and sole dispositive power over 7,138,603 of these shares of common stock. For the number of these shares beneficially owned by each of Alexander Otto and Katharina Otto-Bernstein refer to footnotes (7) and (21), respectively. The address for AROSA, Maren Otto and Katharina Otto-Bernstein is c/o CURA Vermo¨ gensverwaltung, G.m.b.H. & Co. KG, Werner-Otto-Straße 1-7, D-22179 Hamburg, Germany and the address for Alexander Otto is c/o ECE Projektmanagement G.m.b.H & Co. KG, Heegbarg 30, 22391 Hamburg, Germany.

(4)

Based on information provided on a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group. The Vanguard Group reported sole voting power with respect to 281,168 shares, shared voting power with respect to 251,506 shares, sole dispositive power with respect to 29,897,490 shares and shared dispositive power with respect to 329,255 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)

Based on information provided on a Schedule 13G/A filed with the SEC on January 24, 2019 by Norges Bank. Norges Bank reported sole voting and dispositive power with respect to 19,623,132 shares. The address for Norges Bank is Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway.

(6)

Based on information provided on a Schedule 13G/A filed with the SEC on February 5, 2019 by Blackrock, Inc. BlackRock, Inc. reported sole voting power with respect to 14,997,740 shares and sole dispositive power with respect to 15,853,054 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York. NY 10055.

(7)

Based on information provided on a Schedule 13D jointly filed with the SEC on December 4, 2014 by AROSA, Alexander Otto, Katharina Otto-Bernstein and Maren Otto. Includes 13,656,206 shares of common stock held directly by Alexander Otto and 489,289 shares of common stock held by AROSA, an entity wholly-owned by Alexander Otto. Alexander Otto has sole voting and sole dispositive power over each of these shares of common stock. The address for Alexander Otto is c/o ECE Projektmanagement G.m.b.H & Co. KG, Heegbarg 30, 22391 Hamburg, Germany and the address for AROSA is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Werner-Otto-Straße 1-7, D-22179 Hamburg, Germany.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(8)

Based on information provided on a Schedule 13G filed with the SEC on February 14, 2019 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. Fund reported sole voting power with respect to 2,289,382 shares and sole dispositive power with respect to 13,350,598 shares. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(9)

Includes 1,124,046 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 4,954,517 common units (of which 401,245 common units are held by entities that are wholly owned by Albert Behler) and 905,597 LTIP units (of which 556,560 LTIP units are subject to vesting). 111,812 of the shares of common stock and 592,480 of the common units are pledged as collateral in connection with notes granted to CNBB-RDF Holdings, LP (“CNBB-RDF Holdings”), an entity controlled by members of the Otto family, relating to previously granted interests in our predecessor.

(10)

Includes 80,000 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 123,653 common units and 363,688 LTIP units (of which 290,996 LTIP units are subject to vesting).

(11)

Includes, only under the “Number of Shares and Units Beneficially Owned” column, 153,250 common units and 144,180 LTIP units (of which 119,458 LTIP units are subject to vesting). 2,501 of the common units are pledged as collateral in connection with notes granted to CNBB-RDF Holdings relating to previously granted interests in our predecessor.

(12)

Includes, only under the “Number of Shares and Units Beneficially Owned” column, 92,563 common units and 109,373 LTIP units (of which 89,373 LTIP units are subject to vesting). 2,501 of the common units are pledged as collateral in connection with notes granted to CNBB-RDF Holdings relating to previously granted interests in our predecessor.

(13)

Includes 17,102 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 104,905 common units and 73,333 LTIP units (of which 56,990 LTIP units are subject to vesting). 2,501 of the common units are pledged as collateral in connection with the notes granted to CNBB-RDF Holdings relating to previously granted interests in our predecessor.

(14)	Includes 7,634 shares of restricted stock, which are subject to vesting.
(15)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 7,634 LTIP units, which are subject to vesting.
(16)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 7,634 LTIP units, which are subject to vesting.
(17)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 7,634 LTIP units, which are subject to vesting.
(18)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 7,634 LTIP units, which are subject to vesting.
(19)

Includes, only under the “Number of Shares and Units Beneficially Owned” column, 7,634 LTIP units, which are subject to vesting and 7,518 common units held jointly by Peter Linneman and his spouse, with respect to which Dr. Linneman has shared voting and dispositive power.

(20)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 7,634 LTIP units, which are subject to vesting.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(21)

Based in part on information provided on a Schedule 13D jointly filed with the SEC on December 4, 2014 by AROSA, Alexander Otto, Katharina Otto-Bernstein and Maren Otto. Katharina Otto-Bernstein will have sole voting and sole dispositive power over each of these shares of common stock. Includes, only under the “Number of Shares and Units Beneficially Owned” column, 7,634 LTIP units, which are subject to vesting. The address for Katharina Otto-Bernstein is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Werner-Otto-Straße 1-7, D-22179 Hamburg, Germany.

(22)

Includes 1,221,148 shares of common stock underlying exercisable stock options and 7,634 shares of restricted stock, which are subject to vesting. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 5,518,040 common units and 1,692,053 LTIP units (of which 1,166,815 LTIP units are subject to vesting). 111,812 common stock and 599,983 common units are pledged as collateral in connection with notes granted to CNBB-RDF Holdings relating to previously granted interests in our predecessor.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreements

In connection with the formation transactions, we assumed certain management agreements of our predecessor pursuant to which we provide property management, leasing, reporting or other services for certain properties or business entities owned by members of the Otto family, including the Commercial National Bank Building, which is 100% indirectly owned by Maren Otto, Katharina Otto- Bernstein and Alexander Otto. Pursuant to the Commercial National Bank Building property management agreement, we receive (i) property management fees of 3.0% of the property’s annual gross revenue; (ii) construction service fees of 3.0% of certain costs, tenant improvements and tenant allowances; and (iii) disposition fees of 0.50% of the gross consideration paid in connection with a disposition of the property. During 2018, we received fees of $838,000 pursuant to these agreements, including $544,000 from the agreement relating to property management and leasing for the Commercial National Bank Building. The property management agreement automatically renews for annual terms unless terminated by either party by giving three months written notice to the other before the end of any calendar year. The other management agreements automatically renew for annual terms unless terminated by either party by giving thirty days written notice to the other before the end of any calendar year.

Note Payable

Prior to the completion of the formation transactions, in lieu of certain cash distributions, certain of the entities comprising our predecessor distributed a $24,500,000 note, which was payable to CNBB-RDF Holdings, which is an entity owned by Maren Otto, Katharina Otto-Bernstein and Alexander Otto, and a $2,799,000 note, which was payable to a different entity owned by members of the Otto family. The notes, which were distributed in lieu of certain cash distributions prior to the completion of the formation transactions, were extended in October 2017 to mature on November 12, 2018, and bore interest at a fixed rate of 1.40%. On November 12, 2018, the notes were repaid. From January 1, 2018 through November 12, 2018, we recognized $334,000 of interest in connection with the notes.

1633 Broadway Lease

Our predecessor leased 3,330 square feet of space in 1633 Broadway to CNBB-RDF Holdings at an annual base rent of $57.00 per square foot, with five months of free rent and no tenant improvement allowance. The term of the lease extends through 2019. We believe that the terms of this lease, at the time it was signed, were at least as favorable to us as the terms we could have obtained from a third party in an arm’s length transaction for the lease of this space. For the year ended December 31, 2018, we recognized $202,000 of rental income from this lease.

Mannheim Trust

Dr. Martin Bussmann (a member of our Board of Directors) is also a trustee and a director of Mannheim Trust, a subsidiary of which leases 5,593 square feet at 712 Fifth Avenue, our 50.0% owned unconsolidated joint venture. The Mannheim Trust is for the benefit of his children. For the year ended December 31, 2018, we recognized $366,000 for our share of rental income from this lease.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Hamburg Trust HTC Consulting GmbH

We have engaged Hamburg Trust HTC Consulting GmbH (“HTC”), a licensed broker in Germany, to supervise selling efforts for our private equity real estate funds (or investments in feeder vehicles for these funds) to investors in Germany. Pursuant to this engagement, which was begun by our predecessor, we have agreed to pay HTC for the costs it incurred to sell investments in these feeder vehicles and funds, which primarily consist of commissions paid to third party agents, and other incremental costs incurred by HTC as a result of the engagement, plus, in each case, a mark-up of 10%. HTC is 100% owned by Albert Behler, our Chairman, Chief Executive Officer and President. We paid or accrued $240,000 for fees and expense reimbursements due to HTC for the services it provided during 2018.

Review and Approval of Future Transactions with Related Persons

Our Board has adopted a Related Person Transaction Approval and Disclosure Policy, included as part of our Corporate Governance Guidelines, for the review, approval or ratification of any related person transaction. This policy provides that all related person transactions, other than a transaction for which an obligation to disclose under Item 404 of Regulation S-K (or any successor provision) arises solely from the fact that a beneficial owner, other than members of the Otto family, Wilhelm von Finck and entities controlled directly or indirectly by such individuals, of more than 5% of a class of our voting securities (or an immediate family member of any such beneficial owner) has an interest in the transaction, must be reviewed and approved by a majority of the disinterested directors on our Board in advance of us or any of our subsidiaries entering into the transaction; provided that, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related person transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors on the Board promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. This policy was followed for all of the applicable related person transactions described above for which there was new activity during the 2018 fiscal year.

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OTHER MATTERS

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary.

Stockholder Proposals

Stockholders who, in accordance with the Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2020 annual meeting must submit their proposals to our Corporate Secretary on or before December 7, 2019.

Apart from the SEC’s Rule 14a-8 that addresses the inclusion of stockholder proposals in our proxy materials, under our bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be timely submitted in writing to Gage Johnson, Secretary, at Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019. To be considered timely, we must receive the notice of your intention to introduce a nomination or proposed item of business at our annual meeting:

•	not earlier than the 150th day nor later than 5:00 p.m., New York time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; or
•

not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., New York time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting.

Assuming that our 2020 annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2019 annual meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2020 annual meeting after November 7, 2019 and no later than 5:00 p.m., New York time, on December 7, 2019.

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OTHER MATTERS

Attendance at the Meeting

All stockholders of record of shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership or do not arrive at least 20 minutes in advance, you may not be admitted to the annual meeting. Each stockholder and proxy may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted and should plan to arrive no later than 20 minutes prior to the scheduled time to allow the Inspector of Elections or his designee to check your credentials. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions. The Company reserves its right to not seat any shareholder, proxy or other attendee who did not arrive 20 minutes in advance and is not seated 10 minutes prior to the scheduled start of the meeting.

Householding of Proxy Materials

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials, annual report and/or proxy statement, as applicable. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of the applicable proxy materials to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our proxy materials, please send your request in writing to Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019, Attention: Investor Relations or by telephone at (212) 237-3100.

Other Matters

The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of our Board of Directors

Gage Johnson

Senior Vice President, General Counsel and Secretary

New York, New York

April 5, 2019

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APPENDIX I

Set forth below is the text of the Proposed Amendment and Restatement, with deletions indicated by strike out and additions indicated by underlining:

PARAMOUNT GROUP, INC.

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Paramount Group, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the Corporation is:

Paramount Group, Inc.

ARTICLE II

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the charter of the Corporation, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE III

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, ~~351 West Camden Street, Baltimore~~2405 York Road, Suite 201, Lutherville Timonium, Maryland ~~21201~~21093. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, whose address is ~~351 West Camden Street, Baltimore~~2405 York Road, Suite 201, Lutherville Timonium, Maryland ~~21201~~21093. The resident agent is a Maryland corporation.

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ARTICLE IV

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 4.1 Number and Election of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided for by law, the charter or the bylaws of the Corporation, all of the powers of the Corporation shall be vested in the Board of Directors of the Corporation. The number of directors of the Corporation is ~~two~~nine, which number may be increased or decreased in accordance with the bylaws of the Corporation; provided, however, that such number shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). During any period when the holders of one or more classes or series of Preferred Stock shall have the right, voting separately or together with holders of one or more other classes or series of Preferred Stock, to elect additional directors as provided for or fixed pursuant to the provisions of Article V, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal. Except as otherwise provided for or fixed pursuant to the provisions of Article V, whenever the holders of any such classes or series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors shall automatically terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

At the time of the approval of these articles of amendment and restatement, the Corporation has ~~two~~nine directors, and the names of the directors currently in office are:

Albert Behler

Thomas Armbrust

Martin Bussmann

Dan Emmett

Lizanne Galbreath

Karin Klein

Peter Linneman

Katharina Otto-Bernstein

Mark Patterson

The Corporation elects, at such time as it becomes eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

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Section 4.2 Authorization by Board of Stock Issuance. The Board of Directors, without approval of the stockholders of the Corporation, may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration, if any, as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the charter or the bylaws of the Corporation.

Section 4.3 No Preemptive or Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 5.4 or as may otherwise be provided by contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute (except as provided by Section 3-708 of the MGCL, if and to the extent that the Maryland Control Share Acquisition Act is applicable), unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 4.4 Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 4.5 Determinations by Board. In addition to, and without limitation of, the general grant of power and authority to the Board of Directors under Section 4.1, the determination as to any of the following matters, made by the Board of Directors or by an officer of the Corporation pursuant to the direction of the Board of Directors consistent with the charter shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: (a) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; (b) the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms and conditions of redemption of any class or series of stock; (e) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or any shares of stock of the Corporation; (f) any matters relating to the

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acquisition, holding or disposition of any assets by the Corporation; (g) the number of shares of stock of any class or the value thereof; or (h) any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the charter or the bylaws of the Corporation or otherwise to be determined by the Board of Directors.

Section 4.6 REIT Qualification. If the Corporation elects to qualify for U.S. federal income tax treatment as a REIT, the Board of Directors shall take such actions as are necessary or appropriate to preserve the qualification of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VI is no longer required for REIT qualification.

Section 4.7 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock (as defined below) to elect or remove one or more directors, a director may only be removed for cause at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For purposes of this section, “cause” shall mean, with respect to any director, conviction of the director for a felony or a final judgment of a court of competent jurisdiction holding that the director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty. For avoidance of doubt, if the number of directors of the Corporation is decreased as of the end of the then current term of one or more directors, then any such directors who are not reelected for subsequent terms shall cease to be directors of the Corporation as of the end of the current term; provided that if the total number of directors elected for a subsequent term is less than the total number of directorships up for election, then the terms of the directors who were not reelected will continue until their successors are elected; provided further that the number of directors who were not reelected whose terms will continue as set forth above may not exceed the difference obtained by subtracting the total number of directors elected for a subsequent term from the total number of directorships up for election, and if the number of directors who were not reelected exceeds such difference, then only the terms of such directors who were nominated by the Board of Directors for reelection will continue.

ARTICLE V

STOCK

Section 5.1 Authorized Shares. The Corporation has authority to issue 1,000,000,000 shares of stock, initially consisting of 900,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and 100,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $10,000,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 5.2, 5.3 or 5.4 of this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors, without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

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Section 5.2 Common Stock. Subject to the provisions of Article VI and except as may otherwise be specified in the terms of any class or series of Common Stock, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

 Section 5.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

Section 5.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”).

Section 5.5 Majority Vote Sufficient. Except as expressly provided in Section 4.7 and Article VII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.6 Stockholder’s Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders.

Section 5.7 Voting Rights of Any Class or Series. The holders of stock of any class or series shall have exclusive voting rights on any proposed amendment to the charter that would alter only the contract rights, as expressly set forth in the charter, of that class or series, unless the terms of such class or series as set forth in the charter shall expressly provide otherwise.

Section 5.8 Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the charter and the bylaws of the Corporation.

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ARTICLE VI

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 6.1 Definitions. For the purpose of this Article VI, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean not more than 6.50 percent in value of the aggregate of the outstanding shares of Capital Stock, excluding any such outstanding Capital Stock which is not treated as outstanding for U.S. federal income tax purposes. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

 Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Sections 856(h)(1) and/or 544 of the Code, as modified by Section 856(h)(1)(B) of the Code and Section 856(h)(3) of the Code, provided, however, that in determining the number of shares Beneficially Owned by a Person, no share shall be counted more than once. Whenever a Person Beneficially Owns shares of Capital Stock that are not actually outstanding (e.g., shares issuable upon the exercise of an option or the conversion of a convertible security) (“Option Shares”), then, whenever the charter requires a determination of the percentage of outstanding shares of a class of Capital Stock Beneficially Owned by such Person, the Option Shares Beneficially Owned by such Person shall also be deemed to be outstanding. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall initially mean the American Red Cross, until such time as the Corporation designates one or more other nonprofit organizations pursuant to Section 6.3.5.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean not more than 6.50 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, excluding any such outstanding Common Stock which is not treated as outstanding for U.S. federal income tax purposes.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

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DCR Limitation Period. The term “DCR Limitation Period” shall mean the period commencing on [___]1 and ending on the first day on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a Domestically Controlled Qualified Investment Entity.

Domestically Controlled Publicly-Traded Qualified Investment Entity. The term “Domestically Controlled Publicly-Traded Qualified Investment Entity” shall mean a Publicly-Traded Qualified Investment Entity that is a Domestically Controlled Qualified Investment Entity.

Domestically Controlled Qualified Investment Entity. The term “Domestically Controlled Qualified Investment Entity” shall mean a “domestically controlled qualified investment entity” within the meaning of  Section 897(h)(4)(B) of the Code.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Board of Directors pursuant to Section 6.2.7.

 Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 6.2.7, the percentage limit established by the Board of Directors pursuant to Section 6.2.7.

Foreign Ownership Limit. The term “Foreign Ownership Limit” shall mean (a) a limit on the value of the shares of Capital Stock owned, directly or indirectly for purposes of Section 897(h)(4)(B) of the Code, by Non-U.S. Persons of 49.8 percent of the value of the issued and outstanding shares of Capital Stock; provided, however, that, for purposes of the foregoing, any shares of Capital Stock that are owned directly or indirectly (other than through one or more Non-U.S. Persons) by a Domestically Controlled Publicly-Traded Qualified Investment Entity shall be treated as held by a U.S. Person (the “Original Foreign Ownership Limit”) or (b) such other limit (a “Successor Foreign Ownership Limit”) that is approved on or after [_______]1 by the Board of Directors as the Foreign Ownership Limit and deemed by the Board of Directors based in whole or in part on the advice of tax counsel to be necessary or appropriate (in light of changes in applicable law, U.S. Treasury Department regulations or the interpretation thereof, including, without limitation, changes to provisions of the Code, applicable final and temporary Treasury Regulations, judicial decisions and administrative rulings and practice, including private letter rulings that are not binding on the Internal Revenue Service except with respect to the taxpayer that obtained the ruling) to assist the Corporation in qualifying as a Domestically Controlled Qualified Investment Entity, provided that the Board of Directors’ determination of a Successor Foreign Ownership Limit must be set forth in a certificate of notice (or similar successor form) filed with the SDAT and will not be effective until the next Business Day after the date of such filing. Any Successor Foreign Ownership Limit shall only apply to Transfers or Non-Transfer Events occurring (a) after the effectiveness of the date of such Successor Foreign Ownership Limit or (b) prior to the effectiveness of the date of such Successor Foreign Ownership Limit to the extent that the application of the Original Foreign Ownership Limit or the previously effective Successor Foreign Ownership Limit to any such Transfer or Non-Transfer Event would have resulted in such Transfer or Non-Transfer Event being treated in the same manner as would occur if such Successor Foreign Ownership Limit applied to such Transfer or Non-Transfer Event. Upon the effectiveness of a Successor Foreign Ownership Limit, the Original Foreign Ownership Limit or previously effective Successor Foreign Ownership Limit shall cease to apply.  The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors in good faith, which determination

[1]	To be the effective date of these Second Articles of Amendment and Restatement.

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shall be conclusive for all purposes hereof.

Initial Time. The term “Initial Time” shall mean the time of the closing of the initial public offering of stock of the Corporation.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the fair market value of such Capital Stock, as solely determined by the Trustee, taking into account the Closing Price for such Capital Stock on such date and all other relevant factors for valuing such capital Stock (including market conditions, the size of the block of Capital Stock to be liquidated and, with respect to determining the value on the date of a deemed transfer to the Trust, any control premium ultimately paid by a purchaser of such Capital Stock from the Trust to the extent relevant). In making such determination, the Trustee shall not be restricted from using any valuation method or resources at its disposal; provided that the Trustee (i) gives due regard to the market conditions and the size of the block of shares being liquidated, (ii) consistently takes into account all relevant factors for valuing such shares at each applicable point in time (including, with respect to determining the value on the date of the deemed transfer to the Trust, any control premium ultimately paid by a purchaser of the shares from the Trust, to the extent relevant) and (iii) consistently applies the methodology it selects at the time of each fair market value determination. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by OTC Markets Group, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors.

Non-Transfer Event. The term “Non-Transfer Event” shall mean any event or other changes in circumstances other than a purported Transfer, including, without limitation, any change in the value of any shares of Capital Stock or, in connection with the application of Section 6.2.1(a)(vi), any event or change in circumstance that would cause a U.S. Person to be treated as a Non-U.S. Person.

Non-U.S. Person. The term “Non-U.S. Person” shall mean a Person other than a U.S. Person. For the avoidance of doubt, a Non-U.S. Person shall include a “foreign person” as such term is used in Section 897(h)(4)(B) of the Code.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

One Hundred Stockholders Date. The term “One Hundred Stockholders Date” shall mean the first date on which shares of Capital Stock are beneficially owned by 100 or more persons within the meaning of Section 856(a)(5) of the Code.

Ownership Limits. The term “Ownership Limits” shall mean the Aggregate Stock Ownership

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Limit and the Common Stock Ownership Limit.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a “group” as that term is used for purposes of Rule 13d-5(b) or Section 13(d)(3) of the Exchange Act.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 6.2.1, would, Beneficially Own ~~or~~, Constructively Own or directly or indirectly own shares of Capital Stock and, if appropriate in the context, shall also mean any Person who would have been the record or actual owner of the shares that the Prohibited Owner would have so owned.

Publicly-Traded Qualified Investment Entity. The term “Publicly-Traded Qualified Investment Entity” shall mean a Qualified Investment Entity that  is described in either Section 897(h)(4)(E)(ii)(I) or (II) of the Code.

Qualified Investment Entity. The term “Qualified Investment Entity” shall mean a “qualified investment entity” within the meaning of  Section 897(h)(4)(A) of the Code.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Time on which the Board of Directors determines pursuant to Section 4.6 of the charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with all or any of the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT, but only with respect to such restrictions and limitations.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Capital Stock or the right to vote or receive dividends on Capital Stock, or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option (or any disposition of any option) or entering into any agreement for the sale, transfer or other disposition of Capital Stock (or of Beneficial Ownership or Constructive Ownership), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 6.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and any Prohibited Owner, that is a ~~“United States person” within the meaning of Section 7701(a)(30) of the Code~~ U.S. Person and is appointed by the Corporation to serve as trustee of the Trust.

U.S. Person. The term “U.S. Person” shall mean  a “United States person” as such term is defined in Section 7701(a)(30) of the Code, provided, however, that a Publicly-Traded Qualified Investment Entity will not be treated as a U.S. Person if such Publicly-Traded Qualified Investment

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Entity is not a Domestically Controlled Publicly-Traded Qualified Investment Entity.

Section 6.2 Capital Stock.

Section 6.2.1 Ownership Limitations. During the period commencing at the Initial Time (except as otherwise provided in Section 6.2.1(a)(ii) ~~and~~, Section 6.2.1(a)(v) and Section 6.2.1(a)(vi)) and prior to the Restriction Termination Date (except as otherwise provided in Section 6.2.1(a)(vi)):

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own shares of Capital Stock in excess of the Common Stock Ownership Limit, and (3) no Excepted Holder shall Beneficially Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) Commencing on the last day of the first half of the second taxable year for which the Corporation elects to be taxable as a REIT, no Person shall Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year).

(iii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation failing to qualify as a REIT.

(iv) No Person shall Constructively Own shares of Capital Stock to the extent that such Constructive Ownership would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such (including, but not limited to, as a result of causing any entity that the Corporation intends to treat as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code to fail to qualify as such).

(v) During the period commencing on the One Hundred Stockholders Date, any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(vi) During the DCR Limitation Period, no Person shall directly or indirectly own shares of Capital Stock as a result of a Transfer or Non-Transfer Event occurring during the DCR Limitation Period to the extent such ownership would, upon the occurrence of such Transfer or Non-Transfer Event, cause the Foreign Ownership Limit to be exceeded.

(b) Transfer in Trust. If any Transfer or Non-Transfer Event occurs which would otherwise result in any Person Beneficially Owning ~~or~~, Constructively Owning or directly or indirectly owning (as applicable) shares of Capital Stock in violation of Section 6.2.1(a)(i), (ii), (iii) ~~or~~,  (iv) or (vi),  (i) then that number of shares of the Capital Stock the Beneficial Ownership ~~or~~, Constructive Ownership or direct or indirect ownership (as applicable) of which otherwise would cause such

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Person to violate Section 6.2.1(a)(i), (ii), (iii) ~~or~~,  (iv) or (vi) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the exclusive benefit of a Charitable Beneficiary, as described in Section 6.3, effective as of the close of business on the Business Day prior to the date of such Transfer or Non-Transfer Event, and such Person (and, if different, the direct or beneficial owner of such shares) shall acquire no rights in such shares (and shall be divested of its rights in such shares); or

(ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 6.2.1(a)(i), (ii), (iii) ~~or~~, (iv) or (vi), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 6.2.1(a)(i), (ii), (iii) ~~or~~, (iv) or (vi) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 6.2.2 Remedies for Breach. If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that results in a violation of Section 6.2.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership ~~or~~, Constructive Ownership or direct or indirect ownership (as applicable) of any shares of Capital Stock in violation of Section 6.2.1(a) (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event or otherwise prevent such violation, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer or Non-Transfer Event on the books of the Corporation or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfer or attempted Transfer in violation of Section 6.2.1(a) (or Non-Transfer Event that results in a violation of Section 6.2.1(a)) shall automatically result in the transfer to the Trust described above, and, if applicable, shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof. Nothing herein shall limit the ability of the Board of Directors to grant a waiver as may be permitted under Section 6.2.7.

Section 6.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership ~~or~~, Constructive Ownership or direct or indirect ownership (as applicable) of shares of Capital Stock that will or may violate Section 6.2.1(a) or any Person who held or would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 6.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event on the Corporation’s qualification as a REIT or as a Domestically Controlled Qualified Investment Entity (determined without regard to the “testing period” set forth in Section 897(h)(4)(D) of the Code).

Section 6.2.4 Owners Required To Provide Information . From the Initial Time and prior to the Restriction Termination Date,

(a) every owner of five percent or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) of the outstanding shares of any class or series of Capital Stock, upon request following the end of each taxable year of the Corporation, shall provide in writing to the Corporation the name and address of such owner, the number of shares of each class and series of Common Stock and other shares of the Capital Stock Beneficially Owned ~~and~~, a description of the manner in which such shares are held, and whether or not such owner of such shares is a Non-U.S. Person. Each such owner shall provide

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to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s qualification as a REIT or status as a Domestically Controlled Qualified Investment Entity (determined without regard to the “testing period” set forth in Section 897(h)(4)(D) of the Code), and to ensure compliance with the Ownership Limits; and

(b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide in writing to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s qualification as a REIT or status as a Domestically Controlled Qualified Investment Entity (determined without regard to the “testing period” set forth in Section 897(h)(4)(D) of the Code) and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 6.2.5 Remedies Not Limited. Subject to Section 4.6 of the charter, nothing contained in this Section 6.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s qualification as a REIT or status as a Domestically Controlled Qualified Investment Entity (determined without regard to the “testing period” set forth in Section 897(h)(4)(D) of the Code).

Section 6.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6.2, Section 6.3, or any definition contained in Section 6.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 6.2 or Section 6.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 6.2 or Section 6.3 requires an action by the Board of Directors and the charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 6.1, 6.2 or 6.3. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 6.2.2) acquired or retained Beneficial Ownership ~~or~~, Constructive Ownership or direct or indirect ownership (as applicable) of Capital Stock in violation of Section 6.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been actually or beneficially owned by such Person, and then against the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned or beneficially owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 6.2.7 Exceptions.

(a) Subject to Section 6.2.1(a)(iii), the Board of Directors, in its sole discretion, may prospectively or retroactively exempt a Person from one or more of the ownership limitations set forth in Section 6.2.1(a)(i)(1), (2), and (3) and establish or increase an Excepted Holder Limit for such Person, may prospectively waive the provisions of Section 6.2.1(a)(ii) with respect to a Person, and/or may prospectively or retroactively waive the provisions of Section 6.2.1(a)(iv)with respect to a Person. As a condition to granting any exemption pursuant to this Section 6.2.7(a), the Board of Directors may require one or more of the following:

(i) the Board of Directors obtains such representations and undertakings from such

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Person as are reasonably necessary to ascertain that such Person’s Beneficial Ownership and Constructive Ownership of such shares of Capital Stock in violation of the Ownership Limits or the limitations imposed by Section 6.2.1(a)(ii) or Section 6.2.1(a)(iv), as applicable, will not now or in the future jeopardize the Corporation’s ability to qualify as a REIT under the Code; and

(ii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 6.2.1 through 6.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 6.2.1(b) and 6.3.

(b) Prior to granting any exemption or waiver or creating any Excepted Holder Limit pursuant to Section 6.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exemption or waiver or creating any Excepted Holder Limit.

(c) Subject to Section 6.2.1(a)(iii) and Section 6.2.1(a)(vi), an underwriter that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own and Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder.

(e) In connection with granting any exemption or waiver or creating any Excepted Holder Limit pursuant to Section 6.2.7(a), the Board of Directors may include such terms and conditions in such waiver as it determines are advisable, including providing the holder of such waiver with certain exclusive opportunities to repurchase shares of Capital Stock that are transferred to the Trust pursuant to Section 6.2.1(b) pursuant to an agreement entered into prior to the date the shares are transferred to the Trust.

Section 6.2.8 Legend. Each certificate for shares of Capital Stock, if certificated, shall bear a legend that substantially describes the foregoing restrictions on transfer and ownership, or, instead of such legend, the certificate, if any, may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 6.3 Transfer of Capital Stock in Trust.

Section 6.3.1 Ownership in Trust. Upon any purported Transfer, Non-Transfer Event or other event described in Section 6.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer,

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Non-Transfer Event or other event that results in the transfer to the Trust pursuant to Section 6.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.3.5.

Section 6.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 6.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (b) to recast such vote in accordance with the desires of the Trustee acting for the exclusive benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VI, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 6.3.4 Sale of Shares by Trustee. Subject to the rights of any Person to purchase shares of Capital Stock from the Trust or such other terms that are established by an agreement pursuant to Section 6.2.7(e) entered into prior to the date such shares are transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to one or more Persons (which, for the avoidance of doubt, may be the Corporation), designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 6.2.1(a) pursuant to an orderly liquidation of the shares in a manner that maximizes net proceeds from the disposition without regard to market timing giving due regard to the market conditions and the size of the block of shares of Capital Stock being liquidated. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.3.4. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or any other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (b) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions

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which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 6.3.3 of this Article VI. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.3.4, such excess shall be paid to the Trustee upon demand.

Section 6.3.5 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation may change the Charitable Beneficiary by designating one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (a) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 6.2.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (other than clauses (vii) and (viii) thereof), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided for in Section 6.2(b)(i) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment. The designation of a nonprofit organization as a Charitable Beneficiary shall not entitle such nonprofit organization to serve in such capacity and the Corporation may, in its sole discretion, designate a different nonprofit organization as the Charitable Beneficiary at any time and for any or no reason. Any determination by the Corporation with respect to the application of this Article VI shall be binding on each Charitable Beneficiary.

Section 6.4 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

Section 6.5 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 6.6 Severability. If any provision of this Article VI or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

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ARTICLE VII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation. Except for amendments to Section 4.7, Article VI or the next sentence of the charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the charter, any amendment to the charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to Section 4.7, Article VI or to this sentence of the charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter.

ARTICLE VIII

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any other provision of the charter or bylaws inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

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ARTICLE IX

CORPORATE OPPORTUNITIES

Section 9.1 Renouncement of Corporate Opportunities. To the fullest extent permitted by applicable law, except for business opportunities offered expressly to a director of the Corporation expressly in his or her capacity as a director, the Board of Directors shall have the power to cause the Corporation, on behalf of itself and its subsidiaries, to renounce any interest or expectancy of the Corporation or its subsidiaries in, or in being offered an opportunity to participate in, specified business opportunities or classes or categories of business opportunities that are presented to one or more of the Corporation’s directors even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no such person shall have any duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty or standard of conduct, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.

Section 9.2 Amendment. Neither the amendment nor repeal of this Article IX, nor the adoption of any provision of this charter or the bylaws of the Corporation, nor, to the fullest extent permitted by Maryland law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto (or in accordance herewith) existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

Section 9.3 Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any section of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Section 9.4 No Limitation of Protections or Defenses. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director of the Corporation under the charter, the bylaws or applicable law.

Section 9.5 Notice. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

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FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent is as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article IV of the foregoing amendment and restatement of the charter.

SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was ~~100,000~~1,000,000,000, consisting of ~~100,000~~900,000,000 shares of Common Stock, $0.01 par value per share, and 100,000,000 shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value was $~~1,000~~10,000,000.

EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 1,000,000,000, consisting of 900,000,000 shares of Common Stock, $0.01 par value per share, and 100,000,000 shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $10,000,000.

NINTH: The undersigned President acknowledges these Second Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

~~[SIGNATURE PAGE FOLLOWS]~~

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IN WITNESS WHEREOF, the Corporation has caused these Second Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this ~~14th~~[__] day of ~~November, 2014~~[___], 2019.

ATTEST:	PARAMOUNT GROUP, INC.

By:
Gage Johnson, Secretary		Albert Behler, President

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PARAMOUNT GROUP, INC. 1633 BROADWAY, SUITE 1801 NEW YORK, NY 10019 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on May 15, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on May 15, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E67939-P20021 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PARAMOUNT GROUP, INC. The Board of Directors recommends you vote FOR all nominees listed: 1. Election of Directors Nominees: For Against Abstain 1a. Albert Behler The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1b. Thomas Armbrust 1c. Martin Bussmann 1d. Colin Dyer 1e. Dan Emmett 1f.  Lizanne Galbreath 1g. Karin Klein 1h. Peter Linneman 1i. Katharina Otto-Bernstein 1j. Mark Patterson 2. Approval, on a non-binding advisory basis, of our named executive officer compensation. 3. Approval of an amendment and restatement of ourArticles of Amendment and Restatement to add a foreign ownership limit. 4. Ratification of the Audit Committee's appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. NOTE: The proxies are also authorized to vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof. The undersigned hereby acknowledge(s) receipt of a copy of the Notice of the 2019 Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders, and revoke(s) any proxy or proxies heretofore given with respect to the 2019 Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Do not mail your proxy card if you vote by telephone or Internet. E67940-P20021 PARAMOUNT GROUP, INC. Annual Meeting of Stockholders To be Held on May 16, 2019 This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Albert Behler and Wilbur Paes, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Paramount Group, Inc. held of record by the undersigned on March 18, 2019, at the Annual Meeting of Stockholders to be held at 10:30 a.m., EDT on May 16, 2019, at The Whitby Hotel, 18 West 56th Street, New York, New York, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "For" all nominees for director, "For" the approval, on a non-binding advisory basis, of our named executive officer compensation, "For" the approval of an amendment and restatement of our Articles of Amendment and Restatement to add a foreign ownership limit, and "For" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Continued and to be signed on reverse side